Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 8, 2015, between Accelerated Pharma, Inc., a Delaware corporation (the “Company”) and each purchaser identified on the signature pages hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Articles of Incorporation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.15.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the Initial Closing and Subsequent Closing, if any, of the purchase and sale of the Securities pursuant to Section 2.1 or 2.4.

“Closing Date” means each of the Initial Closing Date and the Subsequent Closing Date, if any, and is the Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligation to pay the Subscription Amount at such Closing, and (ii) the Company’s obligations to deliver the Securities to be issued and sold at such Closing, in each case, have been satisfied or waived, but in no event later than the tenth Business Day following the date hereof in the case of the Initial Closing.

“Commission” means the linked States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.00001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Polsinelli PC, 161 N. Clark Avenue, Suite 4200, Chicago, IL 60601, Attn: James R. Asmussen, Esq., Fax: (312) 276-4174.

“Conversion Price” shall have the meaning ascribed to such term in the Note.

“Conversion Shares” means shares of the Company’s Common Stock issuable upon conversion of the Note and interest in accordance with the terms of the Note.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“End Date” shall have the meaning ascribed to such term in Section 4.9.

“Equity Line of Credit” shall have the meaning ascribed to such term in Section 4.9.

“Escrow Agreement” means the escrow agreement to be employed in connection with the sale of the Securities, a copy of which is annexed hereto as Exhibit C.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock and options to officers, directors, employees, or consultants of the Company prior to and after the Closing Date in the amounts and on the terms set forth on Schedule 3.1(g), (b) securities upon the exercise or exchange of or conversion of Securities issued hereunder (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof) and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities and any term thereof have not been amended since the date of this Agreement to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities and which securities and the principal terms thereof are set forth on Schedule 3.1(g), (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall be intended to provide to the Company substantial additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) securities issued or issuable pursuant to this Agreement, the Note or the Warrants, or upon exercise or conversion of any such securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(ff).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(11)

“Financial Statements” means the financial information annexed hereto as Schedule 3.1(h).

“Fully-Diluted Basis” means the assumption that all options, warrants or other convertible securities or instruments or other rights to acquire Common Stock or any other existing or future classes of capital stock have been exercised or converted, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms.

“GAAP” shall mean United States generally accepted accounting principals applied on a consistent basis.

“Gain Public Event” shall have the meaning ascribed to such term in Section 4.13.

“Guaranty” means the form guaranty attached to the Security Agreement.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(w).

“Initial Closing” shall have the meaning ascribed to such term in Section 2.1.

“Initial Closing Date” shall mean the date upon which the Initial Closing occurs.

“Intellectual Property Rights” shall have, the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Majority in Interest” shall have the meaning ascribed to such term in Section 5.5.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such ten]] in Section 5.17.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(aa).

“Notes” means the convertible notes, in the form of Exhibit A hereto.

“OFAC” shall have the meaning ascribed to such term in Section 3.1 (bb).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prior Offering” means the offering by the Company of convertible notes and common stock purchase warrants on substantially similar, but not identical terms as this offering for which a closing took place on December 23, 2014 for gross proceeds to the Company of $1,000,000.

“Prior Offering Transaction Documents” means, collectively, the Prior Offering Securities Purchase Agreement, Prior Offering Note, Prior Offering Warrant, and Prior Offering Security Agreement.

“Prior Offering Note” means the convertible note employed in connection with the Prior Offering.

“Prior Offering Purchasers” means the purchasers to the Prior Offering.

“Prior Offering Securities Purchase Agreement” means the securities purchase agreement employed in connection with the Prior Offering.

“Prior Offering Security Agreement” means the security agreement employed in connection with the Prior Offering.

“Prior Offering Warrant” means the common stock purchase warrants employed in connection with the Prior Offering.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition, whether commenced or threatened.

“Public Company Date” means no later than the 150th day after the Qualified Offering has been consummated.

“Purchaser Counsel” shall mean Oruslake & Mittman, P.C., 55 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6.

“Qualified Offering” means the first occurrence of an offering of the Company’s Common Stock which closes in one or more closings in connection with which the Company receives not less than 55,000,000 of gross cash proceeds from the sale of Common Stock on or before August 3], 20:5 by Palladium Capital Advisors, LLC pursuant to the terms of an investment banking agreement between the Company and Palladium Capita: Advisors, LLC, and thereafter by the Company or other placement agent until the Maturity Date (as defined in the Note) accelerated or otherwise,

“Regulation D” means Regulation D under the Securities Act.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including but not limited to any Underlying Shares issuable upon conversion in full of the Notes and the interest that could accrue through the term thereof and the Warrant Shares issuable upon exercise of the Warrants, ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule :44 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Notes, the Warrants, and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Amended and Restated Security Agreement annexed hereto as Exhibit D. entered into between the Company and Purchasers and Prior Offering Purchasers.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Notes and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Closing” shall have the meaning: ascribed to such tern in Section 2.4.

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, join: venture or other business entity of which (A) more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (hi) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company. Representations, undertakings and obligations set forth in this Agreement shall be applicable only to Subsidiaries which exist or have existed at the applicable and relevant time.

“Termination Date” shall have the meaning ascribed to such term in Section 2.1.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following, markets or exchanges: the NYSE MKT LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Escrow Agreement, the Security Agreement, all exhibits and schedules thereto and hereto, the Waiver and Consent, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means the transfer agent for the Common Stock, and any successor transfer agent of the Company. As of the Closing, Date, the Company is the Transfer Agent.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Notes and payment of interest on the Notes in accordance with the terms of the Notes and upon exercise of the Warrants in accordance with the terms of the Warrants.

“Variable Priced Equity Linked Instruments” shall have the meaning ascribed to such term in Section 4.9.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.9.

“Waiver and Consent” means the agreement signed by the Company and Prior Offering Purchasers in the form annexed hereto as Exhibit F.

“Warrants” means the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Article II hereof, in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE IL
PURCHASE AND SALE

2.1           Initial Closing. On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of up to $2,500,000 principal amount of Notes (but not less than $2,000,000 of principal amount of Notes) and Warrants as determined pursuant to Section 2.2(a) (such purchase and sale being the “Initial Closing”. Each Purchaser shall deliver to the Company such Purchaser’s Subscription Amount, and the Company shall deliver to each Purchaser its respective Note and Warrants, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of G&M or such other location as the parties shall mutually agree. Notwithstanding anything herein to the contrary, the Initial Closing Date shall occur on or before May 28, 2015 (the “Termination Date”). If the Closing is not held on or before the Termination Date, the Company shall cause all subscription documents and funds to be returned, without interest or deduction to each prospective Purchaser.

2.2           Deliveries.

(a)        On or prior to the Initial Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)          this Agreement duly executed by the Company;

(ii)         a Note with a principal amount equal to such Purchaser’s Subscription Amount registered in the name of such Purchaser;

(iii)        Warrants registered in the names of such Purchaser with an aggregate exercise price equal to fifty percent (50%) of such Purchaser’s Subscription Amount, subject to adjustment as provided therein;

(iv)        the Security Agreement executed by the Prior Offering Purchasers, the Company and if applicable, the Subsidiaries;

(v)         the Escrow Agreement duly executed by the Company; and

(vi)        the Waiver and Consent signed by the Prior Offering Purchasers and Company.

(b)          On or prior to the Initial Closing Date, each Purchaser shall deliver or cause to be delivered to the Escrow Agent the following:

(i)          this Agreement duly executed by such Purchaser;

(ii)         such Purchaser’s Subscription Amount by wire transfer or as otherwise permitted under the Escrow Agreement, to the Escrow Agent;

(iii)        the Security Agreement executed by the Purchaser for itself and the Collateral Agent; and

(iv)        the Escrow Agreement duly executed by such Purchaser.

2.3           Initial Closing Conditions.

(a)          The obligations of the Company hereunder to effect the Initial Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Initial Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Initial Closing Date shall have been performed; and

(iii)        the delivery by each Purchaser of the items set forth in Section 2 2(b) of this Agreement.

(b)          The respective obligations of a Purchaser hereunder to effect the Initial Closing, unless waived by such Purchaser, are subject to the following conditions being met:

(i)          the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Initial Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Initial Closing Date shall have been performed;

(iii)        the Escrow Agent shall have received executed signature pages to this Agreement and aggregate Subscription Amount of not less than $2,000,000 prior to the Initial Closing;

(iv)        the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(v)         there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi)        from the date hereof to the Initial Closing Date, trading in securities in the United States generally as reported by Bloomberg L.P. shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Initial Closing.

2.4           Subsequent Closings. In the event that the maximum offered amount of up to $2,500,000 of principal amount of Notes and Warrants are not sold and paid for at the Initial Closing, subsequent Closings may be held on the same terms and conditions as the Initial Closing through June 15, 20:5 (each a “Subsequent Closing”).

2.5           Subsequent Closing Deliveries.

(a)          On or prior to any Subsequent Closing, the Company shall deliver or cause to be delivered to the Escrow Agent the following:

(i)          this Agreement duly executed by the Company;

(ii)         a Note in the principal amount equal to such Purchaser’s Subsequent Closing Subscription Amount registered in the name of such Purchaser. The maturity date on the Notes issued on any Subsequent Closing will be identical to the maturity date of the Notes issued on the initial Closing Date; and

(iii)        Warrants registered in the names of such Purchaser with an aggregate exercise price equal to fifty percent (50%) of such Purchaser’s Subscription Amount, subject to adjustment as provided therein; and

(iv)        the Security Agreement executed by the Company and, if applicable, its Subsidiaries.

(b)          On or prior to the Subsequent Closing Date, each Purchaser shall cleaver or cause to be delivered to the Escrow Agent, the following:

(i)          this Agreement duly executed by such Purchaser;

(ii)         the Security Agreement executed by the Purchaser,

(iii)        the Subsequent Closing Escrow Agreement duly executed by such Purchaser; and

(iv)        to Escrow Agent, such Purchaser’s Subscription Amount by wire transfer to the account specified in the Subsequent Closing Escrow Agreement

2.6           Subsequent Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Subsequent Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects(determined with regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Subsequent Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which ease they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of each Purchaser to be performed at or prior to the Subsequent Closing Date shall have been performed;

(iii)        the delivery by each Purchaser to the Escrow Agent of the items set forth in Section 2.5(b) of this Agreement;

(iv)        the Escrow Agent shall have received Subsequent Closing Subscription Amounts from Purchasers in good funds in the amount designated on such Purchaser’s signed signature page to this Agreement.

(b)          The respective obligations of the Purchasers hereunder in connection with the Subsequent Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Subsequent Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of the Company under this Agreement required to be performed at or prior to the Subsequent Closing Date shall have been performed;

(iii)        the delivery by the Company to the Escrow Agent of the items set forth in Section 2.5(a) of this Agreement;

(iv)        there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)         the Escrow Agent shall have received Subsequent Closing Subscription Amounts from Purchasers in good funds in the amount designated on such Purchaser’s signed signature page to this Agreement; and

(vi)        from the date hereof to the Subsequent Closing Date, trading in securities in the United States generally as reported by Bloomberg L.P. shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Subsequent Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to which it refers and any other representation to the extent such Disclosure Schedule reasonably relates thereto without a requirement of a cross-reference. The Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and each Closing Date unless as of a specific date therein in which case they shall be accurate as of such date:

(a)          Subsidiaries. All of the direct and indirect subsidiaries of the Company and the Company’s ownership interests therein as of the date of this Agreement are set forth on Schedule The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and ail of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no Subsidiaries relevant to any component of this Agreement as of a particular date, then such reference shall not be applicable.

(b)         Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations Hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders and creditors in connection herewith or therewith other than in connection with the Required Approvals except those filings requires to be made with the Commission and state agencies after the Closing Date. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any’ filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivers, and performance by the Company of the Transaction Documents, other than: (i) the filing of Form D with the Commission, and (ii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)          Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof

(g)          Capitalization. The capitalization of the Company is as set forth in Schedule 3.1(a). Except as disclosed on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 3.1(g). there are no outstanding options, employee or incentive stock option plans warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except for the stock option plan annexed to Schedule 3.1(g) hereto, there is no stock option plan in effect as of the Closing Date. Except as set forth on Schedule 3.1(g). the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)          Financial Statements, Annexed hereto as Schedule 3.1(h) is financial information of the Company (“Financial Statements”). The Financial Statements have not been prepared in accordance with GAAP. The Financial Statements fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, immaterial adjustments and inclusion of footnotes which would be required pursuant to generally accepted accounting principles.

(i)          Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the Financial Statements except as disclosed or. Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate.

(j)          Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. At no time, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(k)          Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(1)         Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by Which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)          Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted, and as contemplated to be conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)          Title to Assets. The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made and, the payment of which is neither delinquent nor subject to penalties. The Company and Subsidiaries do not own any real property. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)          Intellectual Property.

(i)          The term “Intellectual Property Rights” includes:

1.          the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks”);

2.          all patents, patent applications, and inventions and discoveries that may be patentable of the Company and each Subsidiary (collectively, “Patents”);

3.          all copyrights in both unpublished works and published works of the Company and each Subsidiary (collectively, “Copyrights”);

4.          all rights in mask works of the Company and each Subsidiary (collectively, “Rights in Mask Works”);

5.          all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor; and

6.          the license or right to directly or indirectly use any of the foregoing, whether perpetually or for a fixed term, whether or not subject to defeasement, and whether or not reduced to writing or otherwise memorialized.

(ii)         Agreements. Schedule 3.1(o) contains a complete and accurate list and description of all material Intellectual Property Rights and of all contracts relating to the Intellectual Property Rights to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which the Company is the licensee. There are no outstanding and, to Company’s knowledge, no threatened disputes or disagreements with respect to any such agreement.

(iii)        Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted or contemplated to be conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use all of the Intellectual Property Rights. To the Company’s knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

(iv)        Patents. The Company is the owner of or licensee of all right, title and interest in and to each of the Patents, free and clear of all Liens and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company’s knowledge: (1) there is no potentially interfering patent or patent application of any third party, and (2) no Patent is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v)         Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s knowledge, no such action is threatened with respect to any of the Marks. To the Company’s knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi)        Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Liens and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of the Closing. No Copyright is infringed or, to the Company’s knowledge, has been challenged or threatened in any way. To the Company’s knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii)       Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(p)          Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)          Transactions With Affiliates and Employees. Except as set forth in the Financial Statements and Transaction Documents, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $100,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) except as disclosed on Schedule 3.1(g). A copy of all employment agreements to which the Company and any Subsidiary are parties is annexed as Schedule 3.1(q).

(r)          Certain Fees. Except as set forth on Schedule 3.1(r), no brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(r) that may be due in connection with the transactions contemplated by the Transaction Documents.

(s)          Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(t)          Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(u)          Application of Takeover Protections. As of the Closing Date, the Company will have taken all necessary action, if any, in order to render inapplicable as of the Closing Date and thereafter any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of the State of Delaware that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(v)         Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, :heir respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(w)          Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capita: availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to he paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Company Financial Statements and Schedule 3.1(i) set forth all outstanding liens secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $130,003 other than (i) trade accounts payable incurred by the Company and its Subsidiaries in the ordinary course of business or (ii) debt financing from a licensed United States bank regularly engaged in such lending activity, and (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, but excluding trade accounts payable incurred by the Company and its Subsidiaries in the ordinary course of business; and (z) the present value of any lease payments in excess of 3100,000 due under leases required to be capitalized in accordance with generally accepted accounting principles. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(x)          Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(y)          Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any •Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(z)          Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(aa)         Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations :hereunder (collectively, the “Money Laundering Laws”). and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(bb)         Office of Foreign’ Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(cc)         Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the •Securities by the Company to the Purchasers as contemplated hereby.

(dd)         No General Solicitation or Integration. To the best knowledge of the Company, neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. To the best knowledge of the Company, the Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee)         Indebtedness and Seniority. As of the date hereof; all indebtedness and Liens are as set forth on the Company Financial Statements and Schedule 3.1(i). Except as set forth on the Company Financial Statements and Schedule 3.1(i) as of the Closing Date, no Indebtedness, equity, Common Stock Equivalent is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, and capital lease obligations (which is senior only as to the property covered thereby).

(ff)         FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product. a “Pharmaceutical Product”) such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of; the manufacturing or packaging of, the testing of; the sale of; or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA, The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(gg)         No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting- power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(hh)         Other Covered Persons. The Company is not aware of any person (other than Palladium Capital Advisors LLC) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

(ii)         Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(jj)         Survival. The foregoing representations and warranties shall survive the Closing Date.

3.2         Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)          Organization: Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, valid:), existing and in good standing under the laws of the jurisdiction of its incorporation or formation with fill right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations Hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, Limited Liability Company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof; will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability’ of specific performance, injunctive relief or other equitable remedies and (Hi) to the extent the indemnification provisions contained in this Agreement may be limited by applicable law.

(b)          Understandings or Arrangements. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts a Note or exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (E) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Such Purchaser has the authority and is dub’ and legally qualified to purchase and own the Securities. Such Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Such Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit E (the “Investor Questionnaire”). The information set forth on the signature pages hereto and the Investor Questionnaire regarding such Purchaser is true and complete in all respects. Except as disclosed in the Investor Questionnaire, such Purchaser has had no position, office or other material relationship within the past three years with the Company or Persons (as defined below) known to such Purchaser to be affiliates of the Company, and is not a member of the Financial Industry Regulatory Authority or an “associated person” (as such term is defined under the FINRA Membership and Registration Rules Section 1011).

(d)          Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          Information on Company. Purchasers are not deemed to have any knowledge of any information not included in the Financial Statements or the Transaction Documents unless such information is delivered in the manner described in the next sentence. Each Purchaser was afforded (i) the opportunity to ask such questions as such Purchaser deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Purchaser to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities. In addition, such Purchaser may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Purchaser has requested, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Purchaser deems material in deciding on the advisability of investing in the Securities.

(f)          Compliance with Securities Act; Reliance on Exemptions. Such Purchaser understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Such Purchaser understands and agrees that the Securities are being offered and sold to such Purchaser in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(g)          Communication of Offer. Such Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(h)          No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the •Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i)          No Conflicts. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Purchaser is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of or make any filing or registration with, any court or governmental ardency in order for it to execute, deliver or perform any of its obligations under this Agreement or perform under the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company Herein.

(j)          Tax Liability. Such Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Such Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(k)          Survival. The foregoing representations and warranties shall survive the Closing Date

3.3         Reliance. The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1         Transfer Restrictions.

(a)          Disposition of Securities. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule :44, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company at the Company’s expense, an opinion of counsel selected by the transferor and reasonably’ acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company’, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)          Legend. The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledge or secure Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. At such Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)          Legend Removal. Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than ten (10) Business Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares issued with a restrictive legend (such tenth Business Day, the “Legend Removal Date”), together with all representation letters, certificates and legal opinions required by the Transfer Agent, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends (however, the Corporation shall use reasonable best efforts to deliver such shares within seven (7) Business Days). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.

(d)          Resale Requirements. Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell the Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

(e)          Remedies. Commencing after the occurrence of a Going Public Event, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Conversion Shares or Warrant Shares delivered for removal of the restrictive legend and Conversion Shares delivered for conversion into Shares, $10 per Trading Day for each Trading Day following the Legend Removal Date or the date such Securities are to be delivered pursuant to the Note until such Common Stock certificate is delivered without a legend pursuant to Section 4.1(c) or such Conversion Shares. Nothing herein shall limit such Purchaser’s right to elect in lieu of the aforedescribed liquidated damages to pursue actual damages for the Company’s failure to deliver certificates representing any Underlying Shares as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(f)          Injunction. In the event a Purchaser shall request delivery of Securities as described in this Section 4.1 or Common Stock pursuant to the Note and the Company is required to deliver such Securities, the Company may not refuse to deliver Securities based on any claim that such Purchaser or anyone associated or affiliated with such Purchaser has not complied with Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such unlegended shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Purchaser in the amount of 120% of the amount of the aggregate purchase price of the Securities intended to be subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Purchaser to the extent Purchaser obtains judgment in Purchaser’s favor.

(g)          Buy-In. In addition to any other rights available to Purchaser, if the Company fails to deliver to a Purchaser Securities as required pursuant to this Agreement or the Note and after the Legend Removal Date or required delivery date pursuant to the Note the Purchaser, or a broker on the Purchaser’s behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares of Common Stock which the Purchaser was entitled to receive in unlegended form from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Purchaser (in addition to any remedies available to or elected by the Purchaser) the amount, if any, by which (A) the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as unlegended Shares or as are required to be delivered pursuant to the Note, as the case may be, together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Purchaser purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of Shares delivered to the Company for reissuance as unlegended shares, the Company shall be required to pay the Purchaser $1,000, plus interest, if any. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

4.2         Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3         Furnishing of Information.

(a)          The Company covenants and agrees with the Purchaser that until the Going Public Event, the Company shall deliver to the Purchaser: (i) for each of its first three fiscal quarters unaudited quarterly financial statements within 75 days after each quarter-end, (ii) subject to Section 4.3(b), annual audited financial statements prepared according to GAAP within 120 days of year-end, and (iii) copies of any documents or data furnished to the Company’s stockholders in their capacity as Company stockholders regarding the Company or its affairs, simultaneously with the furnishing of such documents or data to such stockholders. The foregoing obligations will be deemed satisfied if such financial statements have been filed with the Commission and are available on the EDGAR system.

(b)          Not later than November 30, 2015, the Company will provide to the Purchasers audited financial statements prepared according to GAAP by an auditing firm registered with the PCAOB, for the then most recent fiscal year and unaudited stub period financial statements in form and substance sufficient to meet the minimum requirements for filing with the Commission pursuant to Regulation S-X and Form S-1 or Form 10.

(c)          For so long as the Notes and Prior Offering Notes remain outstanding the Company shall engage a consultant (the “Consultant”) pursuant to the terms of a consulting agreement, the form of which is annexed hereto as Exhibit G. The Company will be responsible to compensate Consultant pursuant to the terms of the consulting agreement.

4.4         Conversion and Exercise Procedures. Each of the form of Notice of Conversion attached to the Note and form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Purchasers in order to convert the Note or exercise the Warrant. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Note or exercise their Warrants. The Company shall honor conversions of the Note and exercises of the Warrants and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.5         Use of Proceeds. The proceeds of the offering will be employed by the Company substantially for the purposes set forth on Schedule 4.5.

4.6         Indemnification of Purchasers. Subject to the provisions of this Section 4.6, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement 30 for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of its representations, warranties or covenants under the Transaction Documents. The indemnification required by this Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.7         Reservation and Listing of Securities.

(a)          The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, but not less than the Required Minimum.

(b)          If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 60th day after such date. The Company may increase its authorized capital to 300,000,000 shares of Common Stock and 20,000,000 shares of blank check preferred stock; with no change in per share par value.

4.8         Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.9           Subsequent Equity Sales. Except in connection with the Securities offered in this Agreement or a Qualified Offering, without prior written approval from Purchaser, until the later to occur of: (i) a Going Public Event, and (ii) two years after the Closing Date (“End Date”). from the date hereof until the End Date, the Company will not, without the consent of the Purchasers, enter into any Equity Line of Credit or similar agreement, nor issue nor agree to issue any common stock, floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (subject to adjustment for stock splits, distributions, dividends, recapitalizations and the like) (collectively, the “Variable Rate Transaction”). For purposes hereof; “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions). For purposes of determining the total consideration for a convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance, the consideration will be deemed to be the actual cash amount received by the Company in consideration of the original issuance of such convertible instrument.

4.10         Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or Prior Offering Transaction Documents unless the same or substantially similar consideration is also offered, pintails mutandis, on a ratable basis to all of the parties to this Agreement and the Prior Offering Securities Purchase Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.11         Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities.

4.12         Maintenance of Property and Insurance. Until the End Date, the Company shall keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted. Until the End Date, the Company will maintain insurance coverage of the type and not less than the amount in effect as of the Closing Date.

4.13         Colon Public Event. On or before the Public Company Date, the Company (i) will, subject to the approval of a Majority in Interest, consummate a merger or business combination with a company that has a class of equity subject to the reporting requirements of Section :3 or 15(d) under the Exchange Act, or (ii) file a registration statement on Form S-1 or Form 10, for the purpose of having the class of Common Stock comprising the Underlying Shares subject to the reporting requirements of Section :3 or 15(d) under the Exchange Act. The Company having the same class of equity as the Underlying Shares subject to the reporting requirements of Section :3 or 15(d) is referred to herein as the “Going Public Event”. The Company will cause the Going Public Event to occur on or before the Public Company Date.

4.14         Preservation of Corporate Existence. Until the End Date, the Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.

4.15         Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents.

4.16         Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and persona: representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

ARTICLE V.
MISCELLANEOUS

5.1           Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Initial Closing has not been consummated on or before May 26, 2015; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2           Fees and Expenses, Except as expressly set forth on Schedule 3.1(r). each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. The Company agrees to pay pursuant to the Escrow Agreement reasonable legal and Escrow Agent fees of O&M, counsel to some of the Purchasers, in the amount of $30,000, incurred in connection with the negotiation, preparation, execution and delivery of the Transaction Documents.

5.3           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder or with respect to the Preferred Stock shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (Hi) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Accelerated Pharma, Inc., 15W155 81st Street, Burr Ridge, IL 60527, Attn: Michael Fonstein, Chief Executive Officer, facsimile: (630) 325- 4179, with a copy by fax only to (which shall not constitute notice): Polsinelli PC, 161 N. Clark Avenue, Suite 4200, Chicago, IL 60601, Attn: James R. Asmussen, Esq., facsimile: (312) 276-4174, and (ii) if to the Purchasers, to: the addresses and fax numbers indicated on the signature pages hereto, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, Pr., 515 Rockaway Avenue, Valley Stream, New York 11581, Attn: Edward M. Grushko, Esq., facsimile: (2:2) 697-3575.

5.5           Amendments: Waivers. Except with respect to the Prior Offering Security Agreement, no provision of this Agreement nor any other Transaction Document may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest (“Majority in Interest”) of the component of the affected Securities then outstanding or, in the case of a waiver, by the pan, against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement nor any other Transaction Document shall be deemed to be a continuing waiver in the attire or a waiver of any subsequent default or a waiver of any other provision, condition or requirement thereof, nor shall any delay or omission of any party to exercise any right thereunder in any manner impair the exercise of any such right. A Majority in Interest with respect to the Security Agreement shall mean a majority based on the aggregate Purchasers and Prior Offering Purchasers.

5.6           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Following the Closing, any’ Purchaser may assign, on ten (10) Business Day prior notice any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound with respect to the transferred Securities by the provisions of the Transaction Documents that apply to the “Purchasers” and is able to make each and every representation made by Purchasers in this Agreement. No assignment by a Purchaser will be allowed if the result would be an increase in the number of actual or beneficial owners of the assigned securities.

5.8           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of: nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9           Governing Law, All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof except as to these matters which are required by the laws of the State of Delaware to be governed by the laws of the State of Delaware. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a parry hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts siting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either parry shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing parry in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10         Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ signature page were an original thereof

5.12         Severability. If any term, provision, covenant or restriction of any Transaction Document is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13         Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may, at any time prior to the Company’s performance of such obligations, rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Note or exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Note or Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14         Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16         Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17         Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any WaY for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.19         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21         WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW’, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.22         Equitable Adjustment. Trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in this Agreement and Warrants.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACCELERATED PHARMA, INC.	Address for Notice:
15W155 81st Street
Burr Ridge, IL 60527
Fax: (630) 325-4179

By:	/s/Michael Fonstein
Name: Michael Fonstein
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

Polsinelli PC

161 N. Clark Avenue, Suite 4200

Chicago, IL 60601

Attn: James R. Asmussen, Esq.

Fax: (312) 276-4174

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

EXHIBITS AND SCHEDULES

Exhibit A	Form of Note
Exhibit B	Form of Warrant
Exhibit C	Escrow Agreement
Exhibit D	Security Agreement
Exhibit E	Form of Investor Questionnaire
Exhibit F	Waiver and Consent

Schedule 3.1(a)
Schedule 3.1(g)
Schedule 3.1(h)
Schedule 3.1(i)
Schedule 3.1(o)
Schedule 3.1(q)
Schedule 3.1(r)
Schedule 4.5

Exhibit A

Form of Note

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE I IAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION DR TI IE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACE OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO BORROWER. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: May 8, 2015

Principal Amount:

Original Conversion Price (subject to adjustment herein): $13.76

SECURED CONVERTIBLE NOTE
DUE NOVEMBER 8, 2016

THIS CONVERTIBLE NOTE is one of a series of duly authorized and validly issued Notes of ACCELERATED PHARMA, INC., a Delaware corporation, (the “Borrower”), having its principal place of business at 15W155 81” Street, Burr Ridge, IL 60527, Fax: (630) 325-4179, due November 8, 2016 (this note, the “Note” and, collectively with the other notes of such series, the “Notes”).

FOR VALUE RECEIVED, Borrower promises to pay to [________], or its registered assigns (the “Holder”), 16 Boxwood Lane, Lawrence, New York 11559, or shall have paid pursuant to the terms hereunder, the principal sum of [________]on November 8, 2016 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest, if any, to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.

The Holder of this Note has been granted a security interest in assets of Borrower.

This Note is subject to the following additional provisions:

Section 1.          Definitions. For the purposes hereof; in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(d).

“Bankruptcy Event” means any of the following events: (a) Borrower or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Borrower or any Subsidiary thereof; (b) there is commenced against Borrower or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) Borrower or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) Borrower or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) Borrower or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) Borrower or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) Borrower or any Subsidiary thereof; by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means, other than by means of conversion or exercise of the Notes and the Securities issued together with the Notes, the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of Borrower, by contract or otherwise) of in excess of 50% of the voting securities of Borrower, (b) Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with Borrower and, after giving effect to such transaction, the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of Borrower or the successor entity of such transaction, (c) Borrower sells or transfers all or substantially all of its assets to another Person and the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by Borrower of an agreement to which Borrower is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Common Stock issued and issuable upon conversion of this Note and interest in accordance with the terms hereof

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth hi Section 5(b).

“Effective Date” means the earliest of the date that (a) a registration statement has been declared effective by the Commission registering for public resale by the holders thereof, of a:1 of the Underlying Shares, or (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Borrower to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions and Borrower's counsel has delivered to the Transfer Agent of the Registrable Securities Default a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Equity Conditions” means, during the period in question, (a) Borrower shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any, (b) Borrower shall have paid all liquidated damages and other amounts owing to the applicable Holder in respect of this Note and the other Transaction Documents, (c) from an after the occurrence of a Going Public Event, (i) there is an effective registration statement pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the Underlying Shares (and Borrower believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), or (ii) all of the Underlying Shares (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as confirmed by counsel to Borrower in a written opinion letter to such effect, addressed and acceptable to the Borrower's Transfer Agent and the affected Holders, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and Borrower believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) an Event of Default has not occurred, whether or not such Event of Default has been cured, (g) there is no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (h) the issuance of the shares in question to the applicable Holder would not exceed the Beneficial Ownership Limitation, (i) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, and (j) the applicable Holder is not in possession of any information provided by Borrower that constitutes, or may constitute, material non-public information.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Fully-Diluted Basis” shall mean the assumption that all options, warrants or other convertible securities or instruments or other rights to acquire Common Stock or any other existing or future classes of capital stock have been exercised or converted, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms.

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have meaning set forth in Section 2(a).

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Note divided by the Conversion Price in effect on the date the Mandatory Amount is either (A) demanded (if demand or notice is required to cause an Event of Default) or otherwise due or (B) paid in full, whichever date has a lower Conversion Price, multiplied by the highest daily \TWAY from the date the Mandatory Default Amount is demanded or otherwise due and until it is paid in full, or (ii) 125% of the outstanding principal amount of this Note and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Note Register” shall have the meaning set forth in Section 2(c).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Other Holders” means holders of Other Notes.

“Other Notes” means Notes nearly identical to this Note issued to other Holders pursuant to the Purchase Agreement.

“Permitted Indebtedness” means (x) any liabilities for borrowed money or amounts owed not in excess of $100,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company's consolidated balance sheet (or the notes thereto) not affecting more than $100,000 in the aggregate, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments not in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Borrower) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of Borrower's business, such as carriers', warehousemen's and mechanics' Liens, statutory landlords' Liens, and other similar Liens arising in the ordinary course of Borrower's business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Borrower and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, and (c) Liens incurred prior to the Closing Date in connection with Permitted Indebtedness under clauses (x), (y) thereunder, and Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of Borrower or its Subsidiaries other than the assets so acquired or leased.

“Prior Note Holders” means holders of Prior Notes.

“Prior Offering” means the offering by the Borrower of convertible notes and common stock purchase wan-ants on substantially similar, but not identical terms as this offering for which a closing took place on December 23, 2014 for gross proceeds to the Borrower of $1,000,000.

“Prior Offering Notes” means convertible notes employed in connection with the Prior Offering.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of April ___, 2015 among Borrower and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if any of the Nasdaq markets or exchanges is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to Borrower, the fees and expenses of which shall be paid by Borrower.

Section 2.          Interest.

a)        Interest in Cash or in Kind. Holders shall be entitled to receive, and Borrower shall pay, cumulative interest on the outstanding principal amount of this Note compounded monthly at the annual rate of 7% (as subject to increase as set forth in this Note) from the Original Issue Date through the Maturity Date. Interest shall be payable on the first day of each calendar month commencing June 1, 2015 and on the Maturity Date (each an “Interest Payment Date”) (if any Interest Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day) in cash or at the election of the Borrower, such interest may be paid in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, or a combination thereof (the amount to be paid in shares of Common Stock, the “Interest Share Amount”). The Interest Share Amount will be determined by dividing the amount of interest on the subject interest Payment Date by the Conversion Price in effect on such date. The Holders shall have the same rights and remedies with respect to the delivery of any such shares as if such shares were being issued pursuant to Section 6. Borrower may not pay interest by delivery of Common Stock without the consent of the Holder in the event that the Equity Conditions (excluding Equity Conditions (c), (d), (f) provided such Event of Default has been cured, (i) and (j)) are not in effect on each day from the relevant Interest Payment Date through the date the Interest Share Amount is delivered to the Holder. The Holder may elect to receive the Interest Share Amount in lieu of cash by notifying Borrower at least 5 calendar days prior to the relevant Interest Payment Date. Borrower may not pay any Interest Share Amount in excess of the Beneficial Ownership Limitation when applicable, unless waived by Holder.

b)        Payment Grace Period. The Borrower shall not have any grace period to pay any monetary amounts due under this Note except as set forth in Section 8(a)(i).

c)        Conversion Privileges. The Conversion Rights set forth in Section 4 shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Section 4 hereof.

d)        Application of Payments. Interest on this Note shall be calculated on the basis of a 360-day year and twelve 30 day months. Payments made in connection with this Note shall be applied first to amounts due hereunder other than principal and interest, thereafter to interest and finally to principal.

e)        Pari Passu. Except as otherwise set forth herein, all payments made on this Note, the Other Notes and Prior Offering Notes and all actions taken by the Borrower with respect to this Note, the Other Notes and Prior Offering Notes, including but not limited to Mandatory Conversion if such action may or must be taken with respect to this Note, Other Notes or Prior Offering Notes, shall be made and taken pari passu with respect to this Note, the Other Notes and Prior Offering Notes. Notwithstanding anything to the contrary contained herein or in the Transaction Documents, it shall not be considered non-pari passu for a Holder, Other Holder or Prior Note Holder to elect to receive interest paid in shares of Common Stock or for the Borrower to actually pay interest in shares of Common Stock to such electing Holder, Other Holder or Prior Offering Note Holder.

f)         Manner and Place of Payment. Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder's offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee's instructions upon receipt of written notice thereof. Except as set forth herein, this Note may not be prepaid or mandatorily converted without the consent of the Holder.

Section 3.          Registration of Transfers and Exchanges.

a)        Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b)        Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)        Reliance on Note Register. Prior to due presentment for transfer to Borrower of this Note, Borrower and any agent of Borrower may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither Borrower nor any such agent shall be affected by notice to the contrary.

Section 4.          Conversion.

a)        Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to Borrower a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount and interest, if any, of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to Borrower unless the entire principal amount of this Note has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). Borrower may deliver an objection to any Notice of Conversion within three (3) Trading Days of delivery of such Notice of Conversion. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b)        Conversion Price. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be $13.76, subject to adjustment herein (the “Conversion Price”).

c)        Mechanics of Conversion.

i.            Conversion Shares Issuable Upon Conversion. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted and/or interest elected by the Holder or Borrower to be converted by (y) the Conversion Price.

ii.           Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), Borrower shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note. On or after the Effective Date, Borrower shall use its best efforts to deliver any certificate or certificates required to be delivered by Borrower under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii.          Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event Borrower shall promptly return to the Holder any original Note delivered to Borrower and the Holder shall promptly return to Borrower the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv.         Obligation Absolute; Partial Liquidated Damages. Borrower’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to Borrower or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by Borrower of any such action Borrower may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, Borrower may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and Borrower posts a surety bond for the benefit of the Holder in the amount of 123% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute arid the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, Bon-omit shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If Borrower fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, Borrower shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for Borrower's failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v.          Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if Borrower fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder or Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then Borrower shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder's total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if Borrower had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, Borrower shall be required to pay the Holder $1,000. The Holder shall provide Borrower written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of Borrower, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower's failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi.         Reservation of Shares Issuable Upon Conversion. Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Note and interest which has accrued and would accrue on such principal amount, assuming such principal amount was not converted through the Maturity Date. Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii.        Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, Borrower shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.       Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and Borrower shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to Borrower the amount of such tax or shall have established to the satisfaction of Borrower that such tax has been paid. Borrower shall pay all transfer agent fees required for same-day processing of any Notice of Conversion.

d)        Holder's Conversion Limitations. Borrower shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder's Affiliates, and any Persons acting as a group together with the Holder or any of the Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder's determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to Borrower each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and Borrower shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) Borrower's most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by Borrower, or (iii) a more recent written notice by Borrower or Borrower's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, Borrower shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Borrower, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days' prior notice to Borrower, may increase the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase will not be effective until the 61'1 day after such notice is delivered to Borrower. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note. The limitation contained in this paragraph shall apply only from and after the occurrence of a Going Public Event.

Section 5.          Certain Adjustments.

a)        Stock Dividends and Stock Splits. If Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by Borrower upon conversion of the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of Borrower) outstanding immediately before such event, and of which the denominator shall he the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)        Subsequent Equity Sales. If at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. If the Company enters into a Variable Rate Transaction despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c)        Subsequent Rights Offerings. In addition to any adjustments pursuant to Section (5) above, if at any time Borrower grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”). then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the gram, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)        Pro Rata Distributions. During such time as this Note is outstanding, if Borrower shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without :imitation, any distribution of cash, stock or other securities, properly or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shah be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shah be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding- the Beneficial Ownership Limitation).

e)        Fundamental Transaction. If, at any time while this Note is outstanding, (i) Borrower, directly or indirectly, in one or more related transactions effects any merger or consolidation of Borrower with or into another Person, (ii) Borrower, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) Borrower, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory, share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) Borrower, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including, any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of Borrower, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and Borrower shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. Borrower shall cause any successor entity in a Fundamental Transaction in which Borrower is not the survivor (the “Successor Entity”) to assume in writing al: of the obligations of Borrower under this Note and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capita: stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of Borrower and shall assume all of the obligations of Borrower under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as Borrower herein.

f)         Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of Borrower) issued and outstanding.

g)        Notice to the Holder.

i.          Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, Borrower shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.         Notice to Allow Conversion by Holder. If (A) Borrower shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) Borrower shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which Borrower is a party, any sale or transfer of all or substantially all of the assets of Borrower, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Borrower, then, in each case, Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that toe failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. After the occurrence of a Going Public Event, to the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding Borrower or any of the Subsidiaries, Borrower shall simultaneously file such notice with the Commission pursuant to a Current Report on Form S-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6.          Exchange.

a)        Mandatory Exchange. Provided an Event of Default has not occurred, unless waived by Holder or a Majority in interest of Holders, then upon the occurrence of a Qualified Offering the outstanding principal amount of this Note shall be deemed a subscription to such Qualified Offering and shall be deemed paid upon the closing of such Qualified Offering. In connection With such Qualified Offering the Holder shall be entitled to and will receive all the rights and benefits granted to and available to all of the subscribers to the Qualified Offering. The Holder and Borrower will enter into and exchange such agreements and documents as are entered into and exchanged by other investors in the Qualified Offering The principal amount of this Note when and if applied as a subscription to the Qualified Offering shall not be included in the minimum dollar

b)        Optional Exchange. For so long as this Note remains outstanding, except in connection with an Exempt Issuance, the Holder shall have the right to participate in any offering of the Borrower's Common Stock or Common Stock Equivalents on the same terms and conditions as any other subscriber, investor or participant in such offering and apply all or some of the amounts outstanding on this Note as payment for the securities to be acquired pursuant to such other offering.

Section 7.          Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders of at least 51% in principal amount of the then outstanding Notes shall have otherwise given prior written consent, except with respect to the Prior Offering Transaction Documents, provided Section 2(e) of this Note, if applicable, is complied with, Borrower shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a)        except in connection with a Qualified Offering, other than Permitted Indebtedness; enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness;

b)        except in connection with a Qualified Offering, other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom:

c)        amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of' the El older;

d)        repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimum number of shares of its Common Stock or Common Stock Equivalents other than as to the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents;

e)        redeem, decease, repurchase, repay or make any payments in respect of by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes if on a pro-rata basis), whether by way of payment in respect of principal of (or premium, if an)') or interest on, such Indebtedness;

f)         pay cash dividends or distributions on any equity securities of Borrower;

g)        enter into any transaction with any Affiliate of Borrower which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm's-length basis and expressly approved by a majority of the disinterested directors of Borrower (even if less than a quorum otherwise required for board approval);

h)        enter into any agreement with respect to any of the foregoing.

Section 8.          Events of Default.

a)        “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.            any default in the payment of (A) the principal or interest amounts of any Note which default is not cured within Eve (5) business days or (E3) liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of a default under clause (B) above, is not cured within 10 calendar days after Borrower has become or should have become aware of such default;

ii.           Borrower shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by Borrower of its obligations to deliver shares of Common Stock to the 1 [older upon conversion, which breach is addressed in clause (x) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 10 Trading Days after notice of such failure sent by the Holder or by any Other Holder to Borrower and (B) 10 Trading Days after Borrower has become or should have become aware of such failure;

iii.          a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, including but not limited to failure to strictly comply with the provisions of the Warrants, or (B) any other material agreement, lease, document or instrument to which Borrower or any Subsidiary is obligated (and not covered by clause (vi) below);

iv.         any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant here to or thereto or any report, financial statement or certificate made or delivered to the Holder or any Other Holder shall be untrue or incorrect in any material respect as of the date ‘'hen made or deemed made;

v.          Borrower or any Subsidiary shall be subject to a Bankruptcy Event;

vi.         Borrower or any Subsidiary shall default on any of its obligations under any Indebtedness;

vii.        Except in connection with a Qualified Offering, Borrower shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 30% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

viii.       Subsequent to 90 days after a Going Public Event, Borrower does not meet the current public information requirements under Rule 144;

ix.          Borrower shall fail for any reason to deliver certificates to a Holder prior to the tenth Trading Day after a Conversion Date pursuant to Section 4(c) or Borrower shall provide at any time notice to the Holder, including by way of public announcement, of Borrower's intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

x.           any Person shall breach any agreement delivered to the initial Holders pursuant to Section 2.2 or 2.5 of the Purchase Agreement;

xi.          any monetary judgment, writ or similar final process shall be entered or filed against Borrower, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 90 calendar days;

xii.         any dissolution, liquidation or winding up by Borrower or a material Subsidiary of a substantial portion of their business;

xiii.        cessation of operations by Borrower or a material Subsidiary;

xiv.        The failure by Borrower or any material Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with twenty (20) days after written notice to the Borrower from the Holder;

xv.         Subsequent to 120 days after a Going Public Event, an event resulting in the Common Stock not being listed or quoted on a Trading Market, or notification from a Trading Market that the Borrower is not in compliance with the conditions for such continued quotation and such non-compliance continues for twenty (20) days following such notification;

xvi.        a Commission or judicial stop trade order or suspension from its Principal Trading Market;

xvii.       XVII.  a failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note or any other Transaction Document;

xviii.      a default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of an even: of default under any such other agreement to which Borrower and Holder are parties which is not cured after any required notice and/or cure period;

xix.        the occurrence or an Event of Default under any Other Note or Prior Offering Note; or

xx.         any material provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Borrower, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower or any governmental authority having jurisdiction over Borrower or Holder, seeking to establish the invalidity or unenforceabiIity thereof, or Borrower shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document.

b)        Remedies Upon Event of Default. Fundamental Transaction and Change of Control Transaction. If any Event of Default or except in connection with a Qualified Offering, a Fundamental Transaction or a Change of Control Transaction occurs, the outstanding principal amount of this Note, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder's election, immediately due and payable in cash, Commencing on the Maturity Date and also five (5) days after the occurrence of any Event of Default, interest on this Note shall accrue at an interest rate equal to the lesser of :5% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need no: provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law, Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shah have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9.          Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement, as delivered by Borrower to Holder. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower or a Subsidiary, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Borrower or a Subsidiary and Holder are parties (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief 5-om the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERI\'IORE, TEE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder, The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the loan Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that is waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to by represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

Section 10.        Miscellaneous.

a)        Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered other than on a Trading Day during normal business hours where such notice is to be received) or (b) on the second Trading Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to Borrower, to: Accelerated Pharma, Inc., 15W155 81” Street, Burr Ridge, LL 60527, Ann: Michael Fonstein, Chief Executive Officer, facsimile: (630) 325-4179, with a copy by fax only to (which shall not constitute notice): Polsinelli PC, 161 N. Clark Avenue, Suite 4200, Chicago, IL 60601, Attn: James R. Asmussen, Esq., facsimile: (312) 276-4174, and (ii) if to the Holder, to: the address and fax number indicated on the front page of this Note, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, Attn: Edward M. Grushko, Esq., facsimile: (212) 697-3575.

b)        Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of Borrower. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c)        Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to Borrower.

d)        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of NIz-t-attan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives persona: service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jun- in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shah be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder's rights hereunder or Borrower's obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

e)        Waiver. Any waiver by Borrower or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of Borrower or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by Borrower or the Holder must be in writing.

f)         Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

g)        Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law •which would prohibit or forgive Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it win not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law Has been enacted.

h)        Next Trading Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Trading Day, such payment shall be made on the next succeeding Trading Day.

i)         Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof

j)         Amendment. Unless otherwise provided for Hereunder, this Note may not be modified or amended or the provisions hereof waived without the written consent of Borrower and the Holder.

k)        Facsimile Signature. In the event that the Borrower's signature is delivered by facsimile transmission. PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

************************

(Signature Pages Follows)

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 8 day of May, 2015.

ACCELERATED PHARMA, INC.

By:	/s/ Michael Fonstein
Name: Michael Fonstein
Title: Chief Executive Officer

WITNESS:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Note due November 8, 2016 of Accelerated Pharma, Inc., a Delaware corporation (the “Company”) into shares of common stock (the “Common Stock”), of Borrower according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by Borrower in accordance therewith. No fee will be charged to the holder for any conversion; except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to Borrower that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion: ______________________________

Principal Amount of Note to be Converted: $ _______________

Number of shares of Common Stock to be issued: ____________

Signature: ___________________________________________

Name: ______________________________________________

Address for Delivery of Common Stock Certificates: __________
____________________________________________________
____________________________________________________

Or

DWAC Instructions: ___________________________________

Broker No: _______________
Account No: ______________

Exhibit B

Form of Warrant

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, ‘ME REGISTRATION REQUIREMENTS OF THE SECURITIES ACT .AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SI MU, BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACE OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

ACCELERATED PHARMA, INC.

Warrant Shares: [______]	Initial Exercise Date: May 8, 2015

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [______], or its registered assigns (the “Holder”), 16 Boxwood Lane, Lawrence, New York 11559, is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof- (the “Initial Exercise Date”) and on or prior to the close of business on the three (3) year anniversary of the Initial Exercise Date (the “Termination Date”) to subscribe for and purchase from ACCELERATED PHARMA, INC., a Delaware corporation (the “Company”), up to [______] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock; provided, however, in the event that the number of shares of Common Stock reserved co, the issuance of the Warrant Shares is less than the maximum number of Warrant Shares issuable upon exercise of this Warrant, the Termination Date shall be tolled and extended until and to the extent that the Company has reserved such aggregate number of shares of Common Stock issuable upon the exercise in full of this Warrant. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b), as same may be adjusted as described herein.

Section 1.          Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated May 8, 2015, among the Company and the purchasers signatory thereto.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Companyr, the fees and expenses of which shall be paid by the Company.

Section 2.           Exercise.

a)          Exercise of Warrant. Subject to Section 6(d) below, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exorcise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise in the form annexed hereto and within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case; the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within three (3) Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)          Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be 516.52, subject to adjustment hereunder (the “Exercise Price”).

c)          Cashless Exercise. Commencing on the six month anniversary date of the initial Exercise Date, at the option of the Holder, this Warrant may also be exercised; in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing :(A-B) (X.)] by (A), where:

(A) =	the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d)           Mechanics of Exercise.

i.          Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Company or if the Company has so designated its transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is five (5) Trading. Days after the delivery to the Company of the Notice of Exercise (such date. the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), 510 per Trading Day for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

ii.         Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.        Rescission Rights. If the Company fails to cause the transfer agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.          Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. hi addition to any other rights available to the Holder, if the Company fails to cause the transfer agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.          No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.          Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Fonts attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.          Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)          Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to the conversion set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Common Stock Equivalents) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant may be exercised (in relation to other securities owned by the Holder together with any Affiliates) and which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Exercise that such Notice of Exercise has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Borrower, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant held by the Holder. The Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 2(3), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the Beneficial Ownership Limitation provisions of this Section 2(e) shall continue to apply. Any such increase will not be effective until the 61” day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant.

Section 3.           Certain Adjustments.

a)          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (Hi) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)          Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock Or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect (such lower price. the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. A Qualified Offering is not an Exempt Issuance and the adjustments described in this Section 3(b) will be made with respect to a Qualified Offering. The Company shad notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price; conversion price and other pricing terms (such notice. the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised

c)          Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”). then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)          Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”). at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e)          Fundamental Transaction. If. at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which Holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or part, to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Mode: obtained from the “OV” function on Bloomberg, EP. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

f)          Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)          Notice to Holder.

i.          Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.          Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. From and after the occurrence of a Going Public Event, to the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.           Transfer of Warrant

a)          Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4,1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)          New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)          Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)          Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

e)          Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing of reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.          Call Provision. If, at any time after the Initial Exercise Date, (i) the VWAP of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. exceeds 200% of the Exercise Price in effect for thirty (30) consecutive Trading Days (the “Measurement Period”): (ii) the daily trading volume for the Common Stock multiplied by the VWAP on such principal Trading Market as reported by Bloomberg, L.P. during the Measurement Period exceeds 3500,000 for each such Trading Day, (iii) there is an effective registration statement under the Securities Act of 1933, as amended covering the resale of the shares of Common Stock issuable upon exercise of this Warrant, or the Warrant Shares subject to the Call Notice will immediately upon exercise pursuant to Section 2(b) be salable pursuant to Rule 144 without further restrictions including volume and manner of sale restrictions (iv) the Holder is not in possession of any information provided by the Company that constitutes material nonpublic information, and (v) an Event of Default (as defined in the Note) nor an event which with the passage of time or the giving of notice could become an Event of Default is not pending, then the Company may call for cancellation of that portion of this Warrant for which an Exercise Notice has not yet been delivered as of the date of the Call Notice (as defined below) for consideration equal to 3.001 per Warrant Share. The Company shall deliver to the Holder a written notice (a “Call Notice”) of any call for cancellation of the Warrants pursuant to this Section 12 within three (3) Trading Days following the last day of the Measurement Period. On the fifteenth (15th) trading day after the date of the Call Notice (the “Call Date”), the portion of this Warrant for which an Exercise Notice shall not have been received by the Call Date will be cancelled at 5:30 p.m. (local time in New York City, New York). In furtherance of the foregoing, the Company covenants and agrees that it will honor all Exercise Notices that are tendered on or before 5:29 p.m. (local time in New York City, New York) on the Call Date. A Call Notice may not be given to the Holder with respect to any Warrants which if exercised pursuant to Section 2(a) would cause such Holder to exceed the Beneficial Ownership Limitation. A Call Notice may not be given later than sixty (60) days before the Expiration Date, nor more often than one time each 60 Trading Days. The company may not give more than three (3) Call Notices to the Holder. Unless otherwise agreed to by the Holder of this Warrant, a Call Notice must be given to all other holders of Warrants issued pursuant to the Purchase Agreement in proportion to the amount of Warrants held by all such Holders on the date of the Call Notice without giving effect to the Beneficial Ownership Limitation.

Section 6.          Miscellaneous.

a)          No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b)          Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft,. destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)          Saturdays. Sundays. Holidays. etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)          Authorized Shares.

The Company covenants that from the Initial Exercise Date and during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, .fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value; (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be; necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof

e)          Jurisdiction. All questions concerning the construction; validity; enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)          Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)          Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, die Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)         Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)          Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)          Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)         Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)          Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)        Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)         Headings. The headings used in this Warrant are for the convenience of reference only and shall not, For any purpose, be deemed a part of this Warrant.

*****************

(Signature Page Follow)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ACCELERATED PHARMA, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

TO:	ACCELERATED PHARMA, INC.

(1)  The undersigned hereby elects to purchase _________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)  Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)  Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4)  Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: ______________ __, _____

Holder’s Signature:

Holder’s Address:

Exhibit C

ESCROW AGREEMENT

This Agreement is dated as of [___________] among Accelerated Pharma, Inc., a Delaware corporation (the "Company"), the parties identified on Schedule A hereto each a "Purchasers", and collectively "Purchasers"), and Grushko & Mitnan, P.C. (the "Escrow' Agent'');

WITNESSETH:

WHEREAS, the Company and Purchasers have entered into a Securities Purchase Agreement calling for the sale by the Company to the Purchasers of secured Notes and Warrants for an aggregate purchase price of up to [__________]; and

WHEREAS, the parties hereto require the Company to deliver the Notes against payment therefor, with such Notes, Warrants and the Escrowed Funds to be delivered to the Escrow Agent, along With the other documents, instruments and payments hereinafter described, to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1.          Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement shall have the meanings given to such terms in the Securities Purchase Agreement, whenever used in this Agreement, the following terms shall have the following respective meanings:

•	"Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

•	"Collateral Agent" shall mean Patricia Watkins;

•	"Escrowed Payment" means an aggregate cash payment of up to [________], which is the Subscription Amount;

•	"Fees" shall have the meaning set forth in Section 3.1(r) and on Schedule 3.: (r) to the Securities Purchase Agreement;

•	"Initial Closing Date" shall have the meaning se; forth in Section 1 of the Securities Purchase Agreement;

•	"Notes" means the notes due eighteen months after the Closing Date, in the form of Exhibit A TO the Securities Purchase Agreement;

•	"Security Agreement" means the Security Agreement entered into or to be entered into by the parties in reference to the security interest granted pursuant to the Notes;

•	"Securities Purchase Agreement" means the Securities Purchase Agreement (and the exhibits thereto) entered into or to be entered into by the parties in reference to the sale and purchase of Notes;

•	"Warrants" shall have the meaning set forth in Section 1.1 of the Securities

Purchase Agreement;

•	Collectively, the Company executed Securities Purchase Agreement Security Agreement, Notes, and Warrants are referred to as "Company Documents"; and

•	Collectively, the Escrowed Payment, and the Purchasers executed Securities Purchase Agreement, and Security Agreement are referred to as "Purchasers Documents'.

1.2           Entire Agreement. This Agreement along with the Company Documents and the Purchasers Documents to which the Purchasers and the Company or Subsidiary are a par' constitute the entire agreement between the panics hereto pertaining to the Company Documents and Purchasers Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof, except as specifically set forth in this Agreement, the Company Documents and the Purchasers Documents.

1.3.          Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4.          Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the par: of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5           Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6.          Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall bc brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover From the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of' law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.7.          Specific Enforcement Consent to Jurisdiction. The Company and Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Company and Purchasers hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1.          Company Deliveries. On or before the Initial Closing Date, the Company shall execute and deliver the Company Documents to the Escrow Agent.

2.2.          Purchasers Deliveries. On or before the Initial Closing Date, Purchasers shall execute and deliver the Securities Purchase Agreements, and Security Agreement, shall cause the Collateral Agent to execute and deliver the Security Agreement, and shall deliver the Escrowed Payment in cash, to the Escrow Agent. The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

[____]

2.3.          Intention to Create Escrow Over Company Documents and Purchasers Documents. The Purchasers and Company intend that the Company Documents and Purchasers Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

2.4.          Escrow Agent to Deliver Company Documents and Purchasers Documents. The Escrow Agent shall hold and release the Company Documents and Purchasers Documents only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF COMPANY DOCUMENTS AND PURCHASERS DOCUMENTS

3.1.          Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Purchasers Documents as follows:

On the Initial Closing Date, the Escrow Agent will simuitaneousiy release the Company Documents to the Purchasers and release the Purchasers Documents to the Company, except that the Security Agreement, and Subsidiary Guaranty, if any, will be released to the Collateral Agent.

Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions ("joint Instructions") signed by the Company and the Purchasers, it shall deliver the Company Documents and Purchasers Documents in accordance with the terms of the Joint Instructions.

(e)          Anything herein to the contrary notwithstanding, upon receipt by the Escrow

Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents and Purchasers Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2.          The Initial Closing may take place on or before [_________]. After [_______], the Escrow Agent will promptly return the applicable Company Documents to the Company and return the Purchasers Documents to the Purchasers.

3.3.          Acknowledgement of Company and Purchasers: Disputes. The Company and the

Purchasers acknowledge that the only terms and conditions upon which the Company Documents and Purchasers Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Purchasers reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Purchasers Documents. Any dispute with respect to the release of the Company Documents and Purchasers Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Purchasers.

ARTICLE IV

CONCER-NENG THE ESCROW AGENT

4.1.          Duties and Responsibilities of the Escrow Anent The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

(a)          The Purchasers and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Purchasers or Company is entitled to receipt of the Company Documents and Purchasers Documents pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (Hi) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity' or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b)          The Purchasers and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Purchasers and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement, The Escrow Agent shall owe a duty only to the Purchasers and Company under this Agreement and to no other person.

(c)          The Purchasers and Company jointly and severally agree to reimburse the Escrow Agent for reasonable outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d)          The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Purchasers and the Company. Prior to the effective date of the resignation as specified in such notice, the Purchasers and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Purchasers Documents to a substitute Escrow Agent selected by the Purchasers and Company. If no successor Escrow Agent is named by the Purchasers and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Purchasers Documents with the clerk of any such court.

(e)          The Escrow Agent does not have and will not have any interest in the Company Documents and Purchasers Documents, but is serving only as escrow agent, having only possession thereof The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f)          This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g)          The Escrow Agent shall be permitted to act as counsel for the Purchasers in any dispute as to the disposition of the Company Documents and Purchasers Documents, in any other dispute between the Purchasers and Company, whether or not the Escrow Agent is then holding the Company Documents and Purchasers Documents and continues to act as the Escrow Agent hereunder.

(h)          The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2.          Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a)          If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Purchasers Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Purchasers Documents pending receipt of a Joint Instruction from the Purchasers and Company, or (ii) deposit the Company Documents and Purchasers Documents with any court of competent jurisdiction in the State of New York, in which event the ESCFONV Agent shall give written notice thereof to the Purchasers and the Company and shah thereupon be relieved and discharged from al: further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Purchasers Documents. The Escrow Agent shah have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consul: counsel.

(b)          The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shah not be liable to the Purchasers and Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

5.1           Termination. This escrow shall terminate upon the release of al: of the Company Documents and Purchasers Documents or at any time upon the agreement in writing of the Purchasers and Company.

5.2.          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless othenvise specified herein, shah be (i) personal:), served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth beiow or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day foilowing such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actua: receipt of such mailing, whichever shall firs: occur. The addresses for such communications shall be:

(a)	If to the Company, to:
Accelerated Pharrna,
15 W l55 81st Street
Burr Ridge, FL 60527
Attn: Michael Fonstein, CEO
Fax: (630) 325-4:79

With a copy by fax only to (which shall not constitute notice):

Polsinelli PC
161 N. Clark Avenue, Suite 4200
Chicago, IL 6060:
Arm: Teddy C. Scott, Jr., Ph.D.
Fax: (312) 873-2913

(b)	If to the Purchasers: to: the addresses and fax numbers listed on Schedule A hereto.

With a copy by facsimile only to (which shall not constitute notice):

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Attn: Edward M. Grushko, Esq.
Fax: (212) 697-3575

(c)	If to the Escrow Agent, to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (2 I 2) 697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3.          Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, any interest earned on the Escrowed Payment will be paid in the New York State Client Protection Fund or for a similar purpose.

5.4.          Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall entire to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5.          Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6.          Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7.          Agreement. Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Escrow Agreement, as of the date first written above.

COMPANY:

ACCELERATED PHARMA, INC. A Delaware corporation

ESCROW AGENT:

"PURCHASERS":

Exhibit D

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of [_______] (this “Agreement”), is among Accelerated Pharma, Inc, a Delaware corporation (the “Company”). each Subsidiary of the Company which shah become a party to this Agreement by execution and delivery of the form annexed hereto as Annex A and the Subsidiary Guaranty annexed thereto (each such Subsidiary, a “Guarantor” and together with the Company, the “Debtors”). Patricia Watkins, as collateral agent (the “Collateral Anent”) for and the holders of the Company’s Secured Convertible Notes due [_________], in the original aggregate principal amount of up to $[_________] (collectively, the “Notes”) (collectively, the “Secured Parties”).

WITNESSETH:

WHEREAS, pursuant to the Securities Purchase Agreement (as defined in the Notes), the Secured Parties have severally agreed to extend the loans to the Company evidenced by the Notes;

WHEREAS, pursuant to a certain Subsidiary Guaranty (“Guaranty”) to be dated as of the date of the Additional Debtor Joinder, forms of which are annexed hereto as Annex A, the Guarantor agrees to guarantee and act as surety for payment of such Notes, and other obligations of the Company;

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Notes, each Debtor has agreed to execute and deliver to the Collateral Agent this Agreement and to grant Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Debtors’ obligations under the Notes and Transaction Documents.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1            Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article S or 9 of the t:CC (such as “account,” “chattel paper,” “commercial tort claim,” “deposit account,” “document,” “equipment,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “letter-of-credit rights,” “proceeds” and ‘‘supporting obligations”) shall have the respective meanings Riven such terms in Article S or 9 of the UCC, as applicable. Upper case terms shall have the meanings attributed to them in the Securities Purchase Agreement.

(a)          “Collateral” means the collateral in which the Collateral Agent is granted a security interest by this Agreement and which shall include the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the disposition, sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)          All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and al: improvements thereto; and (B) all inventory;

(ii)         All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents (as defined herein), agreements related to the Pledged Securities (as defined herein), licenses, distribution and other agreements, computer software (whether “off-theshelf;” licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, qua:ity control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copvriallts, and income tax refunds;

(iii)        All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, raw materials, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)        All documents, letter-of-credit rights, instruments and chattel taper;

(v)         All commercial tort claims;

(vi)        All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)       All investment property;

(viii)      All supporting obligations;

(ix)         All files, records, books of account, business papers, and computer programs; and

(x)          the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in Guarantor, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule H hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect Subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b)          “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or othenvise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all patents of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, (vii) any items included in the definition of Intellectual Property Rights as defined in the Securities Purchase Agreement and not set forth above, and (viii) all causes of action for infringement of the foregoing.

(c)          “Majority in Interest” means, at any time of determination, the holders of more than fifty percent (50%) (based on then-outstanding principal amounts and accrued interest of Notes at the time of such determination) of the Notes.

(d)          “Necessary Endorsement” means undated stock powers endorsed in blank and other proper instruments of assignment duly executed and such other instruments or documents as the Collateral Agent (as that term is defined below) may reasonably request.

(e)          “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, including, without limitation, all obligations under this Agreement, the Notes, the Guaranty and obligations under any other Transaction Document, instrument, agreement or other document executed and/or delivered in connection herewith or therewith in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Notes and any other Transaction Documents, instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii)all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(f)          “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(g)          “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

(h)          “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2            Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loans as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3            Delivery of Certain Collateral. At any time at the request of the Collateral Agent, each Debtor shall deliver or cause to be delivered to the Collateral Agent, any and all certificates and other instruments or documents representing any of the Collateral, in each case, together with all Necessary Endorsements.

4            Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Parties and Collateral Agent concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof. As of the date hereof, each Debtor represents and warrants to the Secured Parties as follows and, until the repayment in full of the Obligations, covenants and agrees with, the Secured Parties as follows:

(a)          Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement, when executed and delivered, will constitute the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)          The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens or. any such real property or on the Collateral except for Permitted Liens (as defined in the Securities Purchase Agreement), which are identified on Schedule B hereto. Except as disclosed on Schedule A and except for Collateral to be held by the Collateral Agent, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)          Except for Permitted Liens and except as set forth on Schedule B attached hereto, the Debtors are the sole owner of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule B attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral.

(d)          No written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said :”rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulator)’ agency, arbitrator or other governmental authority,

(e)          Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral except in the ordinary course of sales unless it delivers to the Secured Parties at :east 15 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been fled and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral, except as otherwise permitted hereby.

(f)          This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral, subject only to Permitted Liens securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral that may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, the recordation of the Intellectual Property Security Agreement (as defined below) with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph (m), the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-:04(a)(2) of the LICC with respect to each deposit account of the Debtors, and the delivery of the certificates and other instruments provided in Section 3, no action is necessary :o create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the tiling of said financing statements, the recordation of said Intellectual Property Security Agreement, and the execution and delivery of said deposit account control agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Collateral Agent and the Secured Parties hereunder,

(g)          Each Debtor hereby authorizes the Collateral Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it and authorizes Collateral Agent to take any other action in Collateral Agent’s absolute discretion to effectuate, memorialize and protect Secured Parties’ interest and rights under this Agreement.

(h)          The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or, to the knowledge of any Debtor, any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) to the knowledge of each Debtor, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other understanding to which such Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

(i)          The capital stock and other equity interests listed on Schedule H hereto (the “Pledged Securities”) represent all of the capital stock and other equity interests of the Guarantor, and other Subsidiaries, if any, and represent all capital stock and other equity interests owned, directly or indirectly, by the Company. All of the Pledged Securities, if applicable, are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens.

(j)          The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UOC and are not held in a securities account or by any financial intermediary.

(k)          Except for Permitted Liens, each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. Upon request of the Collateral Agent, each Debtor will sign and deliver to the Collateral Agent on behalf of the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Collateral Agent and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Collateral Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and each Debtor shall obtain and furnish to the Collateral Agent from time to time, upon demand, such releases and/or subordinations of claims and liens (other than Permitted Liens) that may be required to maintain the priority of the Security Interest hereunder.

(l)          Other than with respect to Permitted Liens, no Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business, sales of inventory by a Debtor in its ordinary course of business and disposition of obsolete equipment) without the prior written consent of the Collateral Agent. The foregoing notwithstanding, Debtor may replace noncash components of the Collateral with a cash or Cash Equivalent deposit made at an institution subject to a cash account control agreement acceptable to the Secured Parties, provided the amount of cash deposited subject to such agreement is not less than the highest amount of the Obligations that may be outstanding pursuant to the Transaction Documents. Cash Equivalent shall mean U.S. government Treasury bills, bank certificates of deposit, bankers acceptances, corporate commercial paper and other money market instruments.

(m)          Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n)          Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Collateral Agent, that (a) the Collateral Agent will be named as lender loss payee and additional insured under each such insurance policy; and (b) if such insurance is proposed to be cancelled or materially changed for any reason whatsoever, such insurer or the Company will promptly notify the Collateral Agent. In addition, the Collateral Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the Company or the insurer of any such default. If no Event of Default (as defined in the Notes) exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided , however that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences shall be paid to the Collateral Agent on behalf of the Secured Parties and, if received by such Debtor, shall be held in trust for the Secured Parties and immediately paid over to the Collateral Agent unless otherwise directed in writing by the Collateral Agent. Copies of such policies or the related certificates, in each case, naming the Collateral Agent as lender loss payee and additional insured shall be delivered to the Collateral Agent at least annually and at the time any new policy of insurance is issued.

(o)          Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise Collateral Agent promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest.

(p)          (p)          Each Debtor shall promptly execute and deliver to the Collateral Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Collateral Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral including, without limitation, one or more deposit account control agreements, and if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Secured Parties have been granted a security interest hereunder, all substantially in forms reasonably acceptable to the Collateral Agent, which Intellectual Property Security Agreement, and other such documents and agreements other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q)          Each Debtor shall permit the Collateral Agent and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Collateral Agent from time to time.

(r)          Each Debtor shall take commercially reasonable steps necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s)          Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(t)          All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor wit:: respect to the Collateral is accurate and complete in all material respects as of the date furnished and in light of the circumstances under which such statements were made.

(u)          Each Debtor shall at all times preserve and keep in full force and effect its existence and good standing and any rights and franchises material to its business.

(v)         No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or add any new fictitious name unless it provides at least 15 days prior written notice to the Collateral Agent of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture Minas necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w)          Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold; sale or return, sale on approval, or other conditional terms of sale without the consent of the Collateral Agent which shall not be unreasonably withheld.

(x)          No Debtor may relocate its chief executive office to a new location without providing 15 days prior written notification thereof to the Secured Parties and provided that at the time of such written notification, such Debtor provides any financing statements necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(y)          Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule D attached hereto, which Schedule D sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z)

(i)          The actual name of each Debtor is the name set forth in Schedule D attached hereto;

(ii)         no Debtor has any trade names except as set forth on Schedule E attached hereto;

(iii)        no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E For the preceding five years; and

(iv)        no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa)         At any time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by a secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Collateral Agent.

(bb)         During the continuance of an Event of Default, each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Collateral Agent regarding the Pledged Securities consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees, solely with respect to the Pledged Securities, that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article S of the UCC) with any other person or entity.

(cc)         each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Collateral Agent or if such delivery is not possible; then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section: hereto).

(dd)         If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall at the request of the Collateral Agent cause such an account control agreement, in form and substance in each case satisfactory to the Collateral Agent, to be entered into and delivered to the Collateral Agent for the benefit of the Secured Parties.

(ee)         To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Parties.

(ff)           To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Collateral Agent in notify). ‘in:: such third par’ of the Secured Parties’ security interest in such Collateral and shall use commercially reasonable efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Collateral Agent.

(gg)         If any Debtor shall at any time hold or acquire a commercial tort claim; such Debtor shall promptly notify the Secured Parties in a writing signed by such Debtor of the particulars thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

(hh)         Each Debtor shall promptly provide written notice to the Collateral Agent of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Collateral Agent an assignment of claims for such accounts and cooperate with the Collateral Agent in taking any ether steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof

(ii)           The Company shah cause each subsidiary of the Company to promptly become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor joinder substantially in the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors. Concurrent therewith; the Additional Debtor shall deliver replacement schedules for; or supplements to all other Disclosure Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify; the Schedules then in effect. The Additional Debtor shah also deliver such opinions of counsel, authorizing resolutions, good standing certificates, • incumbency certificates, organizational documents, financing statements and other information and documentation as the Collateral Agent may reasonably request. Upon delivery of the foregoing to the Collateral Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations; warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder (other than representations and warranties that specifically refer to an earlier date), and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj)           Each Debtor shall vote the Fledged Securities to comply with the covenants and agreements set forth herein and in the Notes.

(kk)         Each Debtor shall register the pledge of the applicable Pledged Securities cr. the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Collateral Agent on the books of such issuer. Further, except with respect to certificated securities delivered to the Collateral Agent, the applicable Debtor shall deliver to Collateral Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Collateral Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of the Collateral Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of the Collateral Agent regarding such Pledged Securities without the further consent of the applicable Debtor.

(l1)          In the event that, upon an occurrence of an Event of Default, Collateral Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Collateral Agent or the Transferee; as the case may be, the articles of incorporation; bylaws; minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries; (ii) use its commercially reasonable efforts to obtain resignations of the persons then Sent iF.SZ as officers and directors of the Debtors and their direct and indirect subsidiaries; if so requested; and (iii) use its commercially reasonable efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Collateral Agent and allow the Transferee or Collateral Agent to continue the business of the Debtors and their direct and indirect subsidiaries.

(mm)        Without limiting the generality of thee other obligations of the Debtor hereunder, each Debtor shall (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Collateral Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn)         Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be reasonably necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce Collateral Agent’s rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo)         Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(pp)         Except as set forth on Schedule 0 attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

5             Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Collateral Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6              Defaults. The following events shall be “Events of Default”:

(a)          The occurrence of an Event of Default (as defined in the Notes) under the Notes;

(b)          Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c)          The failure by any Debtor to observe or perform any of its obligations hereunder for five (5) days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d)          If any material provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7              Duty to Hold In Trust.

(a)          During the continuance of an Event of Default, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Collateral Agent for distribution to the Secured Parties, pro-rata in proportion to their respective then-currently outstanding principal amount of Notes for application to the satisfaction of the Obligations (and if any Note is not outstanding, pro-rata in proportion to the initial purchases of the remaining Notes).

(b)          If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (ii) to deliver any and all certificates or instruments evidencing the same to Collateral Agent on or before the close of business on the fifth Business Day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Collateral Agent subject to the terms of this Agreement as Collateral.

8              Rights and Remedies Upon Default.

(a)          After the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Collateral Agent shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Collateral Agent, for the benefit of the Secured Parties, shall have the following rights and powers:

(i)          The Collateral Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, so long as the same can be accomplished without breach of the peace and otherwise in compliance with applicable law, and each Debtor shall assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Collateral Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)         Upon notice to the Debtors by Collateral Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Collateral Agent shall have the right to receive, for the benefit of the Secured Parties, any interest, cash dividends or other payments on the Collateral and, at the option of Collateral Agent, to exercise in such Collateral Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Collateral Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii)        The Collateral Agent shall have the right to seek an Order from a court appointing a Trustee to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for fumre delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as are commercially reasonable. Upon each such sale, lease, assignment or other transfer or disposition of Collateral, the Collateral Agent, for the benefit of the Secured Parties, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released,

(iv)        The Collateral Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Collateral Agent, on behalf of the Secured Parties, and to enforce the Debtors’ rights against such account debtors and obligors.

(v)         The Collateral Agent, for the benefit of the Secured Parties, may (but is not obligated to) direct any financial Intermediary or any other person or entity holding any investment property to transfer the same to the Collateral Agent, on behalf of the Secured Parties, or its designee.

(vi)         The Collateral Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Collateral Agent or any purchaser of any Collateral.

(b)          The Collateral Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral, The Collateral Agent may sell the Collateral without giving any wan-antics and may specifically disclaim such warranties. If the Collateral Agent sells any of the Collateral On credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)          If any notice to Debtor of the sale or other disposition of Collateral is required by then applicable law, five (5) business days prior written notice (which Debtor agree is reasonable notice within the meaning of Section 9,612(a) of the Uniform Commercial Code) shah be given to Debtor of the time and place of any sale of Collateral. The rights granted in this Section are in addition to any and all rights available to Collateral Agent under the Uniform Commercial Code.

(d)          For the purpose of enabling the Collateral Agent to further exercise rights and remedies under this Section S or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense during the continuance of an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to al: computer soft-ware and programs used for the compilation or printout thereof

9            Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of ally insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, if any, to the reasonable attorneys’ fees and expenses incurred by the Collateral Agent in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Notes at the time of any such determination), and then to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors Will be liable for the deficiency, together with interest thereon, at the rate of IS% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Panics as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10            Securities Law Provision. Each Debtor recognizes that Collateral Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of :933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”). and may reasonably be obliged to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made•may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Collateral Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Collateral Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Collateral Agent) applicable to the sale of the Pledged Securities by Collateral Agent.

11            Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the LTCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Collateral Agent. The Debtors shall also pay all other clairns and charges which in the reasonable opinion of the Collateral Agent is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any’ experts and agents, which the Collateral Agent, for the benefit of the Secured Parties, may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of; or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Notes. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate,

12            Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Collateral Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any patty under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent or any Secured Parry may be entitled at any time or times.

13            Security Interests Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (5) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of :imitations to any Obligations secured hereby.

14            Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been indefeasibly paid in frill and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement (including, without limitation, Annex B hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15            Power of Attorney; Further Assurances.

(a)          Each Debtor authorizes the Collateral Agent, and does hereby make, constitute and appoint the Collateral Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Collateral Agent or such Debtor, after the occurrence and during the continuance of an Event of Default, (i) to endorse any note, checks, drafts, money orders or other instruments of payment (including, without limitation, payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Collateral Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bid of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect; receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Collateral Agent, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Collateral Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Paten’: and Trademark Office and the United States Copyright Office.

(b)          On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction; including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested bv the Collateral Agent, to perfect the Security Interest granted hereunder and otherwise to cany out the intent and purposes of this Agreement, or for assuring and confirming to the Collateral Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c)          Each Debtor hereby irrevocably appoints the Collateral Agent as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Collateral Agent’s discretion, to take any action permitted under this Agreement and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “al: assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Collateral Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16            Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shah have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand deliver>., or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours), (ii) on the first Business Day following the date deposited with an overnight courier service with charges prepaid, or (iii) on the fifth Business Day following the date of mailing pursuant to subpart (b) above, or upon actual receipt of such mailing:, whichever shall first occur. The addresses for such communications shall be:

To Debtor, to:	Accelerated Pharma, Inc.
15W155 81st Street
Burr Ridge, IL 60527
Attn: Michael Fonstein, and CEO
Fax:(630)325-4179

With a copy by fax only to
(which shall not constitute notice):	Polsinelli PC
161 N. Clark Avenue, Suite 4200
Chicago, IL 60601
Attn: Teddy C. Scott, Jr., Ph.D.
Fax:(312)873-2913

To the Collateral Agent:	Patricia Watkins
230 Park Avenue, Suite 539
New York, NY 10169
Fax: (212) 867-6204

17            Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Collateral Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

18            Appointment of Collateral Agent. The Secured Parties hereby appoint Patricia Watkins to act as their agent (“Collateral Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing, by a Majority in Interest, at which time a Majority in Interest shall appoint a new Collateral Agent. The Collateral Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto.

19            Miscellaneous.

(a)          No course of dealing between the Debtors and the Collateral Agent, nor any failure to exercise, nor any delay in exercising:, on the part of the Collateral Agent, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power Cr privilege.

(b)          All of the rights and remedies of the Collateral Agent with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shah be cumulative and may be exercised singly or concurrently.

(c)          This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and Collateral Agent or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d)          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shah use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)          No waiver of any default with respect to any provision, condition or requirement of this Agreement shah be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right Hereunder in any manner impair the exercise of any such right.

(f)          This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Debtors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of a Majority in Interest (other than by merger). Any Secured Party may assign any or a.:1 of its rights under this Agreement to any Person to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(g)          Each party shah take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)          All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof Each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably \valves, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement Or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(i)          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature were the original thereof.

(j)          All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(k)          Each Debtor shall indemnify, reimburse and hold harmless the Collateral Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision or a court or competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Notes, the Securities Purchase Agreement (as such term is defined in the Notes) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l)          Nothing in this Agreement shall he construed to subject Collateral Agent or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Collateral Agent or any Secured Party he deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any if its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m)          To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

ACCELERATED PHARMA, INC.

By:

Name: Title:

COLLATERAL AGENT

PATRICIA WATKINS

IN WITNESS WHEREOF; the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

ACCELERATED PHARMA,

Bv:

Name: Title:

COLLATERAL AGENT

PATRICIA WATICINS

OMNIBUS SECURED PARTY SIGNATURE PAGE TO ACCELERATED PHARMA,

SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

Curber international Ltd.

OMNIBUS SECURED PARTY SIGNATURE PAGE TO ACCELERATED PHA RMA,

SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page or the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

Morris Fuchs

[Print Name of Investor]

[Signature]

Name

Title:

Address:

Email:

Taxpayer ID# (if applicable): ###-##-####

OMNIBUS SECURED PARTY SIGNATURE PAGE TO
ACCELERATED PHARMA, ENC.
SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Parry, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set faith on the first page of the Security Agreement, This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties nanted therein, shah constitute one and the same instrument in accordance with the terms of the Security Agreement.

Print Name of Investor

[Signature]

Name

Address:

Email:

Taxpayer ID (if applicable):

OMNIBUS SECURED PARTY SIGNATURE PAGE TO
ACCELERATED PHARMA, INC.
SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

Nachum Stein

[Print Name of Investor]

[Signature]

Name:

Title:

Address:

Taxpayer lia4 (if applicable): ###-##-####

OMNIBUS SECURED PARTY SIGNATURE PACE TO
ACCELERATED l’11ARMA, INC.
SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

American European Insurance Co

[Print Name of Investor]

[Signature]

Name: Nachum Stein

Title: Chairman

Address:

Email:

Taxpayer 1D# (if applicable): 02-600005008

OMNIBUS SECURED PARTY SIGNATURE PAGE TO
ACCELERATED PHARMA, INC.
SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

HSI Partnership

[Print Name of Investor]

[Signature]

Name: Nachum Stein

Title: Chairman

Address:

Email:

Taxpayer Mt/ (if applicable): 13-3403183

Schedule A

Collateral Location

15W155 81st Street

Burr Ridge, II 60527

Schedule B

Permitted Liens

None

SCHEDULE C

Jurisdictions

Delaware.

Schedule D

Name of Debtor: State of Incorporation

1.          Accelerated Phamca, Inc., a Delaware corporation #5531713

Schedule E
Trade Names

None

Schedule F
Intellectual Property

Exclusive Licensed Agreement between Tallikut Pharmaceuticals. Inc. and Accelerated Pharma, Inc. of June 17, 2014 and, as amended, December 9, 2014.

Schedule G

Governmental Authority Account Debtors

None.

Schedule H

Pledged Securities

None.

ANNEX A

to

SECURITY

AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of December    • 2014 made by

Accelerated Pharma, Inc.
and its Subsidiaries party thereto from time to time, as Debtors to and in favor of
the Secured Parties identified therein (the “Security Agreement”)

Reference is made to the Seoul-hi Agreement as defined above; capitalized terms used herein and not otherwise defined herein shah have the meanings given to such terms in; or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joiner to the Secured Parties referred to above, the undersigned shall (a) be an Addition?: Debtor under the Security Agreement. (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder (except to the extent such representation or warranty specifically refers to an earlier date). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

Attached hereto is an original Subsidiary Guaranty executed by the undersigned and delivered herewith.

An executed copy of this Additional Debtor Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth Herein on or after the date hereof. This Additional Debtor Joinder sha:1 not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joiner to be executed in the name and on behalf of the undersigned.

Name of Additional Debtor]

By:

Name: Title:

Address:

Dated:

FORM OF SUBSIDIARY GUARANTY

1.    Identification.

This Guaranty (the -Guaranty”) dated as of [REQUIRES COMPLETION], is entered into by [REQUIRES COMPLETION], a [REQUIRES COMPLETION] corporation (“Guarantor-) for the benefit of the Collateral Agent identified below and the parties identified on Schedule A hereto (each a “Lender” and collectively, the “Lenders”).

2.    Recitals.

2.1.          Guarantor is a direct or indirect subsidiary of Accelerated Pharma, Inc., a Delaware corporation (“Parent”). The Lenders have made and/or are making loans to Parent (the “Loans”). Guarantor will obtain substantial benefit from the proceeds of the Loans.

2.2.          The Loans are and will be evidenced by certain Secured Convertible Promissory Notes (collectively, “Note” or the “Notes”) issued by Parent on, about or after the date of this Guaranty pursuant to those certain Securities Purchase Agreements dated at or about the date hereof (“Securities Purchase Agreements”). The Notes issued on the Closing Date are further described on Schedule A hereto and were and or will be executed by Parent as “Borrower” for the benefit of each Lender as the “Holder” thereof

2.3.          In consideration of the Loans made and to be made by Lenders to Parent and for other good and valuable consideration, and as security for the performance by Parent of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Debtor to Lenders arising under the Notes (collectively, the “Obligations”) Guarantor, for good and valuable consideration, receipt of which is acknowledged, has agreed to enter into this Guaranty.

2.4.          The Lenders have appointed Patricia Watkins as Collateral Agent pursuant to that certain Security Agreement dated at or about the date of this Agreement (“Security Agreement”), among the Lenders and Collateral Agent.

2.5.          Upper case terms employed but not defined herein shall have the meanings ascribed to them in the Transaction Documents (as defined in the Securities Purchase Agreement).

3.    Guaranty.

3.1.          Guaranty.    Guarantor hereby unconditionally and irrevocably guarantees; jointly and severally with any other guarantor of the Obligations, the punctual payment, performance and observance when due; whether at stated maturity; by acceleration or otherwise, of all of the Obligations now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of Parent; whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise arising under the Notes, Security Agreement, or any other Transaction Document (as defined in the Securities Purchase Agreement) (such obligations, to the extent not paid by Parent being the “Guaranteed Obligations” and included in the definition of Obligations), and agrees to pay any and all reasonable costs, fees and expenses (including reasonable counsel fees and expenses) incurred by Collateral Agent and the Lenders in enforcing any rights under the Guaranty set forth herein. Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Parent to Collateral Agent and the Lenders, but for the fact that they are unenforceable or not allowable due to the existence of an insolvency, bankruptcy or reorganization involving Parent.

3.2.          Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Collateral Agent or the Lenders with respect thereto. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against Parent or any other guarantor or whether Parent or any other guarantor is joined in any such action or actions. The liability of Guarantor under this Guaranty constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shah be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)        any lack of validity of the Notes or any agreement or instrument relating thereto;

(b)        any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Parent or otherwise;

(c)        any taking, exchange, release, subordination or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or an)’ of the Guaranteed Obligations;

(d)        any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of Parent; or

(e)        any other circumstance (including, without :imitation, any statute of limitations) or any existence of or reliance on any representation by Collateral Agent or the Lenders that might otherwise constitute a defense available to, or a discharge of, Parent or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Collateral Agent, the Lenders or any other entity upon the insolvency, bankruptcy or reorganization of the Parent or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.

3.3.          Waiver. Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Collateral Agent or the Lenders exhaust any right or take any action against any Borrower or any other person or entity or any Collateral. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 3.3 is knowingly made in contemplation of such benefits. Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

3.4.          Continuing Guaramx: Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the indefeasible cash or other payment in full of the Guaranteed Obligations , (b) be binding upon Guarantor, its successors and assigns, and (0) inure to the benefit of and be enforceable by the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (0), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty (including, without limitation, all or any portion of its Notes owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Collateral Agent or Lender herein or otherwise.

3.5.          Subrogation. Guarantor will not exercise any rights that it may now or hereafter acquire against the Collateral Agent or any Lender or other guarantor (if any) that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, state or common law, including, without limitation, the right to take or receive from the Collateral Agent or any Lender or other guarantor (if any), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim; remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full.

3.6.          Maximum Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor’s liability with respect to the Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by Lenders from Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

4.    Miscellaneous.

4.1.          Expenses. Guarantor shall pay to the Lenders, on demand, the amount of am’ and all reasonable expenses, including, without limitation, reasonable attorneys’ fees, reasonable legal expenses and reasonable brokers’ fees, which the Lenders may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Lenders hereunder or with respect to any or all of the Obligations.

4.2.          Waivers. Amendment and Remedies. No course of dealing by the Lenders and no failure by the Lenders to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lenders. No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the Guarantor and the Majority in Interest (as such term is defined in the Security Agreement) or Lenders against whom such amendment, modification or waiver is sought, and then such waiver or consent shah be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Lenders, not only hereunder, but also under any other Transaction Documents and under applicable law are cumulative, and may be exercised by the Lenders from time to time in such order as the Lenders may elect.

4.3.          Notices.         All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and; unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be Riven hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below if delivered on a Business Day during normal business hours, or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours), (ii) on the first Business Day following the date deposited with an overnight courier service with charges prepaid, or (iii) on the fifth Business Day following the date of mailing pursuant to subpart (b) above, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

To Guarantor3 to:	Accelerated Pharma, Inc.
15W155 81st Street
Burr Ridge, IL 60527
Fax:(630)325-4179
Attn: Michael Fonstein, CEO

With a copy by fax only to
(which shall not constitute notice):	Polsinelli PC
161 N. Clark Avenue, Suite 4200
Chicago, IL 60601
Attn: Teddy C. Scott, Jr., Ph.D.
Fax: (312) 873-2913

To the Collateral Agent:	Patricia Watkins
230 Park Avenue, Suite 539
New York, NY 10169
Fax:(212)867-6204

To Lenders:	To the addresses and telecopier numbers set forth on Schedule A

Any party may change its address by written notice in accordance with this paragraph.

4.4.          Term: Binding Effect. This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Guaranteed Obligations; (b) be binding upon Guarantor and its successors and permitted assigns; and (c) inure to the benefit of the Lenders and their respective successors and assigns. All the rights and benefits granted by Guarantor to the Collateral Agent and Lenders hereunder and other agreements and documents delivered in connection therewith are deemed granted to both the Collateral Agent and Lenders. Upon the payment in full of the Guaranteed Obligations, (i) this Guaranty shall terminate and (ii) the Lenders will, upon Guarantor’s request and at Guarantor’s expense, execute and deliver to Guarantor such documents as Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

4.5.          Captions. The captions of Paragraphs, Articles and Sections in this Guaranty have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

4.6.          Governing Law; Venue: Severability. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law. Any legal action or proceeding against Guarantor with respect to this Guaranty may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Guaranty, Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Guaranty, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, •valid provisions shall remain of full force and effect. This Guaranty shall be deemed an unconditional obligation of Guarantor for the payment of money and, without limitation to any other remedies of Lenders, may be enforced against Guarantor by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Lenders and Guarantor are parties or which Guarantor delivered to Lenders, which may be convenient or necessary to determine Lenders’ rights hereunder or Guarantor’s obligations to Lenders are deemed a part of this Guaranty, whether or not such other document or agreement was delivered together herewith or was executed apart from this Guaranty. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding- in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law, Guarantor irrevocably appoints Parent its true and lawful agent for service of process upon whom all processes of Ian’ and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon Guarantor with the same force and validity as if served upon Guarantor,

4.7.          Satisfaction of Obligations. For all purposes of this Guaranty, the payment in ful: of the Obligations shall be conclusively deemed to have occurred when the Obligations Have been paid pursuant to the terms of the Notes and the Securities Purchase Agreements.

4.8.          Counterparts/Execution, This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shal: constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by electronic transmission.

THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty, as of the date first written above.

“GUARANTOR”

This Guaranty Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

SCHEDULE A TO GUARANTY

ANNEX B
to
SECURITY
AGREEMENT

THE COLLATERAL AGENT

1            Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (the “Agreement”), by their acceptance of the benefits of the Agreement, hereby designate Patricia Watkins (“Collateral Agent”) as the Collateral Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Notes) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

2            Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3            Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information \Yid: respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other -writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other Transaction Documents.

4            Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Collateral Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain From acting in accordance with the instructions of Secured Parties holding a majority in principal amount of Notes (based on then-outstanding principal amounts of Notes at the time of any such determination); if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Collateral Agent pursuant to the foregoing and (b) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law,

5            Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing: resolution, notice: statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal markers pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or: awfully created, perfected, or enforced or are entitled to any particular priority.

6            Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action.

7            7. Resignation by the Collateral Agent

(a)	The Collateral Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 5 days’ prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

(b)	Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Collateral Agent hereunder.

(c)	If a successor Collateral Agent shall not have been so appointed within said 5-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Secured Parties appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 5-day period, the Collateral: Agent may petition any court of competent jurisdiction or may inter-plead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8              Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Collateral Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral: other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral: Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

Exhibit E

Form of Investor Questionnaire

ACCREDITED INVESTOR QUESTIONNAIRE
IN CONNECTION WITH INVESTMENT IN NOTES AND WARRANTS
OF ACCELERATED PHARMA, INC.,
A DELAWARE CORPORATION
PURSUANT TO SECURITIES PURCHASE AGREEMENT DATED DECEMBER ___, 2014

TO:	Palladium Capital Advisors, LLC
230 Park Avenue, Suite 539
New York, NY 10169
Fax: (646) 390-6328

INSTRUCTIONS

PLEASE ANSWER ALL QUESTIONS. If the appropriate answer is “None” or “Not Applicable”, so state. Please print or type your answers to all questions. Attach additional sheets if necessary to complete your answers to any item.

Your answers will be kept strictly confidential at all times. However, Palladium Capital Advisors, LLC (the “Company”) may present this Questionnaire to such parties as it deems appropriate in order to assure itself that the offer and sale of securities of the Company will not result in a violation of the registration provisions of the Securities Act of 1933, as amended, or a violation of the securities laws of any state.

1.	Please provide the following information:

Name:

Name of additional purchaser:

(Please complete information in Question 5)

Date of birth, or if other than an individual, year of organization or incorporation:

2.	Residence address, or if other than an individual, principal office address:

Telephone number:

Social Security Number:

Taxpayer Identification Number:

3.	Business address:

Business telephone number:

4.	Send mail to:	Residence _____	Business ______

5.          With respect to tenants in common, joint tenants and tenants by the entirety, complete only if information differs from that above:

Residence address:

Telephone number:

Social Security Number:

Taxpayer Identification Number:

Business address:

Business telephone number:

Send Mail to:	Residence _______	Business _______

6.          Please describe your present or most recent business or occupation and indicate such information as the nature of your employment, how long you have been employed there, the principal business of your employer, the principal activities under your management or supervision and the scope (e.g. dollar volume, industry rank, etc.) of such activities:

7.          Please state whether you (i) are associated with or affiliated with a member of the Financial Industry Regulatory Association, Inc. (“FINRA”), (ii) are an owner of stock or other securities of FINRA member (other than stock or other securities purchased on the open market), or (iii) have made a subordinated loan to any FINRA member:

_______	______
Yes	No

If you answered yes to any of (i) — (iii) above, please indicate the applicable answer and briefly describe the facts below:

8A.           Applicable to Individuals ONLY. Please answer the following questions concerning your financial condition as an “accredited investor” (within the meaning of Rule 50: of Regulation D). If the purchaser is more than one individual, each individual must initial an answer where the question indicates a “yes” or “no” response and must answer any other question fully, indicating to which individual such answer applies. If the purchaser is purchasing jointly with his or her spouse, one answer may be indicated for the couple as a whole:

8.1           Does your net worth* (or joint net worth with your spouse) exceed $1,000,000?

_______	______
Yes	No

8.2 Did you have an individual income** in excess of 5200,000 or joint income together with your spouse in excess of 5300,000 in each of the two most recent years and do you reasonably expect to reach the same income level in the current year?

_______	______
Yes	No

8.3           Are you an executive officer of the Company?

_______	______
Yes	No

* For purposes hereof, net worth shall be deemed to include ALL of your assets, liquid or illiquid MIYLTS any liabilities.

** For purposes hereof, the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income”. For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

8.B        Applicable to Corporations, Partnerships, Trusts, Limited Liability Companies and other Entities ONLY:

The purchaser is an accredited investor because the purchaser falls within at least one of the following categories (Check all appropriate lines):

___	(i) a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

___	(ii) a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

___	(iii) an insurance company as defined in Section 203) of the Act;

___	(iv) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Act”) or a business development company as defined in Section 2(a)(48) of the Investment Act;

___	(v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

___	(vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

___	(vii) an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (the “Employee Act”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000, or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors;

___	(viii) a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

___	(ix) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

___	(x) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, as described in Rule 506(b)(2)(ii) promulgated under the Act, who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

___	(xi) an entity in which all of the equity investors are persons or entities described above (“accredited investors”). ALL EQUITY OWNERS MUST COMPLETE “EXHIBIT A” ATTACHED HERETO.

9.A           Do you have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

_______	______
Yes	No

ANSWER QUESTION 9B ONLY IF THE ANSWER TO QUESTION 9A WAS “NO.”

9.B         If the answer to Question 9A was “NO,” do you have a financial or investment adviser (a) that is acting in the capacity as a purchaser representative and (b) who has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

_______	______
Yes	No

If you have a financial or investment adviser(s), please identify each such person and indicate his or her business address and telephone number in the space below. (Each such person must complete, and you must review and acknowledge, a separate Purchaser Representative Questionnaire which will be supplied at your request).

10.         You have the right, will be afforded an opportunity, and are encouraged to investigate the Company and review relevant factors and documents pertaining to the officers of the Company, and the Company and its business and to ask questions of a qualified representative of the Company regarding this investment and the properties, operations, and methods of doing business of the Company.

Have you or has your purchaser representative, if any, conducted any such investigation, sought such documents or asked questions of a qualified representative of the Company regarding this investment and the properties, operations, and methods of doing business of the Company?

_______	______
Yes	No

If so, briefly describe:

If so, have you completed your investigation and/or received satisfactory answers to your questions?

_______	______
Yes	No

11.         Do you understand the nature of an investment in the Company and the risks associated with such an investment?

_______	______
Yes	No

12.         Do you understand that there is no guarantee of any financial return on this investment and that vou will be exposed to the risk of losing your entire investment?

_______	______
Yes	No

13.         Do you understand that this investment is not liquid?

_______	______
Yes	No

14.         Do you have adequate means of providing for your current needs and personal contingencies in view of the fact that this is not a liquid investment?

_______	______
Yes	No

15.         Are you aware of the Company’s business affairs and financial condition, and have you acquired all such information about the Company as you deem necessary and appropriate to enable you to reach an informed and knowledgeable decision to acquire the Interests?

_______	______
Yes	No

16.         Do you have a “pre-existing relationship” with the Company or any of the officers of the Company?

_______	______
Yes	No

(For purposes hereof; “pre-existing relationship” means any relationship consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent investor to be aware of the character, business acumen, and general business and financial circumstances of the person with whom such relationship exists.)

If so, please name the individual or other person with whom you rave a pre-existing relationship and describe the relationship:

17.         Exceptions to the representations and warranties made in Section 3.2 of the Securities Purchase Agreement (if no exceptions, write “none” — if left blank, the response will be deemed to be “none”): _______________________

Dated: ________________            , 2014

If purchaser is one or more individuals (all individuals must sign):

(Type or print name of prospective purchaser)

Signature of prospective purchaser

Social Security Number

(Type or print name of additional purchaser)

Signature of spouse, joint tenant, tenant in common or other signature, if required

Social Security Number

Annex A

Definition of Accredited Investor

The securities will only be sold to investors who represent in writing in the Securities Purchase Agreement that they are accredited investors, as defined M Regulation U. Rule 501 under the Act which definition is set forth below:

1.          A natural person whose net worth, or joint net worth with spouse, at the time of purchase exceeds $1 million (excluding home); or

2.          A natural person whose individual gross income exceeded S200,000 or whose joint income with that person’s spouse exceeded S300,000 in each of the last two years, and who reasonably expects to exceed such income level in the current year; or

3.          A trust with total assets in excess of 85 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person described in Regulation D; or

4.          A director or executive officer of the Company; or

5.          The investor is an entity, all of the owners of which are accredited investors; or

6.          (a) bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, (b) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (c) an insurance Company as defined in Section 2(13) of the Act, (d) an investment Company registered under the Investment Company Act of :940 or a business development Company as defined in Section 2(a)(48) of such Act, (c) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (f) an employee benefit plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, if such plan has total assets in excess of 85 in on, (g) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Securities Act of 1974, and the employee benefit plan has assets in excess of $5 million, or the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, that is either a bank, savings and loan institution, insurance Company, or registered investment advisor, or, if a self-directed plan, with an investment decisions made solely by persons that are accredited investors, (h) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, or (i) an organization described in Section 501(c)(3) of the Internal Revenue code, corporation, Massachusetts or similar business :rust, or partnership, not formed for the specific purpose of acquiring the securities offered, with assets in excess of $5 million.

EXHIBIT “A” TO ACCREDITED INVESTOR QUESTIONNAIRE

ACCREDITED CORPORATIONS, PARTNERSHIPS, LIMITED LIABILITY COMPANIES, TRUSTS OR OTHER ENTITLES INITIALING QUESTION 313(xi) MUST PROVIDE THE FOLLOWING INFORMATION.

I hereby certify that set forth below is a complete list of a:I equity owners in __________________________ [NAME OF ENTITY], a _________________________ [TYPE OF ENTITY] formed pursuant to the laws of the State of ___________________. I also certify that EACH SUCH OWNER HAS INITIALED THE SPACE OPPOSITE HIS OR HER NAME and that each such owner understands that by initialing: that space he or she is representing that he or she is an accredited individual investor satisfying the test for accredited individual investors indicated under “Type of Accredited Investor.”

signature of authorized corporate officer, general partner or trustee

	Name of Equity Owner	Type of Accredited Investor [l]

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

[1]	Indicate which Subparagraph of 8.1 - 8.3 the equity owner satisfies.

Exhibit F

Waiver and Consent

AMENDMENT, WAIVER AND CONSENT

This Amendment, Waiver and Consent (“Consent”) is made and entered into as of May 8, 2015, by and among Accelerated Pharma, Inc., a Delaware corporation (the “Company”), and the parties identified on the signature page hereto (each a “Purchaser” and collectively, “Purchasers”). Capitalized terms used but not defined herein will have the meanings assigned to them in the Securities Purchase Agreements (as defined below).

WHEREAS, the Company and Purchasers identified on Schedule A entered into Securities Purchase Agreements (“Securities Purchase Agreements”) and other Transaction Documents (collectively, “Transaction Documents”) dated as of December 23, 2014; and

WHEREAS, the Company issued to the Purchasers Secured Convertible Notes (“Notes”) and Warrants (the “Warrants”); and

WHEREAS, the Company intends to sell Secured Convertible Notes (“Proposed Offering Notes”) and Warrants (“Proposed Offering Warrants”) for an aggregate purchase price of up to $2,500,000 (the “Proposed Offering”) set forth in the Securities Purchase Agreement and transaction documents (collectively, “Proposed Offering Securities Purchase Agreement” and “Proposed Offering Transaction Documents”), dated at or about the date of this Consent, between the Company and the Purchasers thereto (“Proposed Offering Purchasers”), and the exhibits and schedules attached thereto; and

WHEREAS, in connection with the Proposed Offering, the Purchasers are entitled to certain rights; and

WHEREAS, in connection with the Proposed Offering, the Company and Purchasers agree to the following amendments, waivers, and consents, which amendments, waivers and consents shall be effective only upon the closing of the Proposed Offering (“Effective Date”).

NOW, THEREFORE, the Company and Purchasers hereby agree as follows:

1.          The definition of Public Company Date shall be amended to no later than November 30, 2015.

2.          The definition of “Qualified Offering” in Section 1.1 of the Securities Purchase Agreement is deleted and replaced with the following:

““Qualified Offering” means the first occurrence of an offering of the Company’s Common Stock which closes in one or more closings in connection with which the Company receives not less than $5,000,000 of gross cash proceeds from the sale of Common Stock on or before August 31, 2015 by Palladium Capital Advisors, LLC pursuant to the terms of an investment banking agreement between the Company and Palladium Capital Advisors, LLC, and thereafter by the Company or other placement agent until the Maturity Date (as defined in the Note) accelerated or otherwise.”

3.          The following shall be added to the Securities Purchase Agreement as Section 4.3(c):

“For so long as the Notes and Prior Offering Notes remain outstanding the Company shall engage Scott Levin as a consultant (the “Consultant”) pursuant to the terms of a consulting agreement, the form of which is annexed hereto as Exhibit G. The Consultant will be given direct access to (but not control over) all of the Company’s financial accounts and regular access the Company’s Chief Executive Officer and Chief Financial Officer. Consultant will provide a monthly written report to the Purchasers and the Prior Offering Purchasers regarding the Company’s financial and business status. The Company will be responsible to compensate Consultant pursuant to the terms of the consulting agreement.”

4.          In connection with the Proposed Offering, the Purchasers waive the prohibition on the Company from entering into Subsequent Equity Sales as defined in Section 4.9 of the Securities Purchase Agreement.

5.          Section 4.10 of the Securities Purchase Agreement will be deleted in its entirety and replaced with the following:

“4.10 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or Proposed Offering Transaction Documents (which means the Proposed Offering by the Company of up to $2,500,000 (“Proposed Offering”) in Secured Convertible Notes (“Proposed Offering Notes”), and Warrants (“Proposed Offering Warrants”) pursuant to the terms of the Securities Purchase Agreement (“Proposed Offering Securities Purchase Agreement”) dated May 8, 2015 and other transaction documents (“Proposed Offering Transaction Documents”)) unless the same or substantially similar consideration is also offered, mutatis mutandis, on a ratable basis to all of the parties to this Agreement and the Proposed Offering Securities Purchase Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.”

6.          Section 2(e) of the Notes will be deleted in its entirety and replaced with the following:

“(e) Pari Passu. Except as otherwise set forth herein, all payments made on this Note, the Other Notes and the Notes to be issued in connection with the proposed offering of up to $2,500,000 (“Proposed Offering”) of Secured Convertible Notes (“Proposed Offering Notes”) and Warrants (“Proposed Offering Warrants”) and all actions taken by the Borrower with respect to this Note, the Other Notes and Proposed Offering Notes, including but not limited to Mandatory Conversion, if such action may or must be taken with respect to this Note, Other Notes or Proposed Offering Notes, shall be made and taken pari passu with respect to this Note, the Other Notes and Prior Offering Notes. Notwithstanding anything to the contrary contained herein or in the Transaction Documents, it shall not be considered non-pari passu for a Holder, Other Holder or Proposed Note Holder to elect to receive interest paid in shares of Common Stock or for the Borrower to actually pay interest in shares of Common Stock to such electing Holder, Other Holder or Proposed Note Holder.”

7.          Section 8(a)xxi of the Note shall be deleted in its entirety and replaced with the following: “the occurrence of an Event of Default under any Other Note or any Proposed Offering Note.”

8.          Section 1(c) of the Security Agreement is deleted in its entirety and replaced with the following:

“(c) “Majority in Interest” means, at any time of determination, the holders of a majority (based on then-outstanding principal amounts and accrued interest of Notes at the time of such determination) of the Notes and Proposed Offering Notes.”

9.          The undersigned consents to the adoption by the Company of the form of stock option plan annexed hereto as Schedule B and the issuance thereunder of shares as described on Schedule C hereto. Such issuances shall be deemed Excepted Issuances as such term is employed in the Transaction Documents.

10.          The undersigned represents to the Company that it is the holder of the Securities in the amounts set forth on Schedule A hereto, it has not sold, transferred or otherwise assigned any of the Securities and it has the authority to enter into and deliver this Consent.

11.          The Company represents that Schedule B hereto includes all of the holders as of the Closing Date of the Proposed Offering of any of the securities issued or issuable pursuant to the Securities Purchase Agreements and that the Transaction Documents have never been amended nor any waiver of any term thereof granted by any party thereto other than as set forth in this Consent.

12.          This Consent may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. This Consent may be signed and delivered by facsimile or electronically and such facsimile or electronically signed and delivered Consent shall be enforceable.

13.          This Consent shall be included in the definition of Transaction Documents as such term is defined in the Securities Purchase Agreement.

14.          Sections 5.4, 5.5, 5.12 and 5.21 of the Securities Purchase Agreement are incorporated herein by reference.

15.          The parties acknowledge that this Consent is being entered into for the benefit of the Proposed Offering Purchasers and who are hereby made third party beneficiaries of this Consent with rights of enforcement until the sooner of the abandonment of the Proposed Offering or May 28, 2015. This Consent may not be amended without the consent of such investors described in the Securities Purchase Agreement to the Proposed Offering, which consent may be withheld for any reason.

16.          Except as expressly set forth herein, this Consent shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Purchaser, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be parties to, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Purchaser reserves all rights, remedies, powers, or privileges available under the Transaction Documents and any other agreement to which the Purchaser may be parties to, at law or otherwise. This Consent shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be a party to.

(Signatures to follow)

IN WITNESS WHEREOF, the Company and the undersigned Purchasers have caused this Waiver to be executed as of the date first written above.

ACCELERATED PHARMA, INC.
the “Company”

By:

“PURCHASER”

Name of Purchaser: ________________________________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________________________________

Name of Authorized Signatory: _______________________________________________________________________

Title of Authorized Signatory: ________________________________________________________________________

Exhibit A

List of Prior Purchasers

[Vintage-forthcoming over the weekend]

Schedule 3.1(a)
Subsidiaries

Axeler, LLC, a Russian limited liability company which is one hundred percent (100%) owned by the Company

Schedule 3.I(g)
Capitalization

Authorized Capital:	5,000,000

Common Stock:	4,000,000, 50.00001 par value per share

Preferred Stook:	1,000,000 50.0001 par value per share - undesianated

See attached Capitalization Table

Options, Warrants and other Commitments to issue Shares of Stock (also reflected atached Capitalization Table:

1.     Placement Agent Agreement dated September :6, 2014, as amended (the "Placement Agent Agreement") between Palladium Capital Advisors, LLC ("Palladium") and the Company. Pursuant to the Placement Agent Agreement, the Company is obligated to issue to Palladium a series of warrants as contemplated by Section 4 of the Placement Agent Agreement. These warrants will have a nominal exercise price, and by this reference, these warrants and the stock issued upon exercise will each be an "Exempt Issuance" for purposed of the Agreement, the Notes, and the Warrants.

'7,     The Agreement contemplates and the Company is obligated to conduct subsequent offering of its secu ies.

3.     The :50,000 shares of common stock owned by Palladium is subject to performance vesting pursuant to that certain Restricted Stock Award Agreement dated as of September 16, 20:4 between Palladium and the Company.

4.     Prior Offering Notes

5.     Prior Offering Warrants

6.     Compensation payable to Palladium in connection with the Offering.

7.     See Schedule 3.1(o).

S.     2016 Stock Option Plan for 184,940 shares of common stock attached hereto.

Pre-Money			$12,000,000							$16,000,000
Valuation Price			$12.00							$13.76
per share			$14.40							$16.52
Price per warrant

Investor	Shares	%	Amount	Shares	%	Shares	%	Shares	%	Amount	Shares	%	Shares	%
Michael Fonstein	300,000	30.0%			26.9%		23.2%		20.3%			17.3%	300,000	17.3%
Ekaterina Nikolaevskaya	190,000	19.0%			17.0%		14.7%		12.8%			10.9%	190,000	10.9%
Dmitry Prudnikov	190,000	19.0%			17.0%		14.7%		12.8%			10.9%	190,000	10.9%
Teddy Scott	50,000	5.0%			4.5%		3.9%		3.4%			2.9%	50,000	2.9%
Konstantin Karataev	20,000	2.0%			1.8%		1.5%		1,4%			1.2%	20,000	1.2%
Palladium	150,000	15.0%			13.5%		11,6%		10.1%			8.6%	150,000	8.6%
Chayala Levitansky	100,000	10.0%			9.0%		7.7%		6,8%			5.8%	100,000	5.8%
Employee Option Pool								184,940	12.5%			10.6%	184,940	10.6%
HSI Partnership			$50,000	4,167	0.4%		0.3%		0.3%			0.2%	4,167	0.2%
Nachum Stein			$100,000	8,333	0.7%		0.6%		0.6%			0.5%	8,333	0.5%
American European Insurance Co.			$100,000	8,333	0.7%		0.6%		0.6%			0.5%	8,333	0.5%
RR Investment 2012 LP			$50,000	4,167	0.4%		0.3%		0.3%			0.2%	4,167	0.2%
Morris Fuchs			$50,000	4,167	0.4%		0.3%		0.3%			0.2%	4,167	0.2%
Curber International LTD.			$400,000	33,333	3.0%		2.6%		2.3%			1.9%	33,333	1.9%
Warrants (100% coverage at 1.2x)				52,083	4.7%		4.0%		3.5%			3.0%	52,083	3.0%
Tallikut						100,000	7.7%		E8%			5.8%	100,000	5.8%
Warrants						80,000	6.2%		5.4%			4.6%	80,000	4.6%
Convertible Note Investors 2										$2,500,000	181,641	10.5%	181,641	10.5%
Warrants (50% coverage at 1.2x)											75,684	4.4%	75,684	4.4%
Total	1,000,000	100.0%	$750,000	1,114,583	100.0%	1,294,583	100.0%	1,479,523	100.0%	$2,500,000	1,736,848	100.0%	1,736,848	100.0%

ACCELERATED PHARIVIA, INC.

2015 STOCK INCENTIVE PLAN

2.37	"Surviving Company"	4
2.38	"Ten Percent Owner"	4
2.39	"Termination of Affiliation"	4

Article 3. Administration		5
3.1	Committee.	5
3.2	Powers of Committee	5

Article 4. Shares Subject to the Plan		7
4.1	Number of Shares Available for Grants.	7
4.9	Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change of
Control		7

Article 5. Eligibility and General Conditions of Awards		8
5.1	Eligibility	8
5.9	Award Agreement.	8
5.3	General Terms and Termination of Affiliation.
5.4	Nontransferability of Awards.	9
5.5	Stand-Alone and Substitute Awards	10
5.6	Compliance with Rule 16b-3	10

Article 6. Stock Options		11
6.1	Grant of Options	11
6.2	Award Agreement.	11
6.3	Option Price	11
6.4	Grant of Incentive Stock Options	11
6.5	Payment.	19

Article 7. Restricted Shares		13
7.1	Grant of Restricted Shares	13
7.[9]	Award Agreement.	13
7.3	Consideration for Restricted Shares.	13
7.4	Effect of Forfeiture	13
7.5	Escrow; Legends.	13

Article 8. Stock Appreciation Rights		14
8.1	Issuance	14
8.[2]	Award Agreements	14
8.3	Grant Price	14
8.4	Exercise and Payment.	14
8.5	Grant Limitations.	14

Article 9. Right of First Refusal; Company Repurchase Rights
9.1	Right of First Refusal	15
9.2	Enforcement Remedy	15
9.3	Lockup Provision	15
9.4	Adjustments for Changes in Capital Structure.	15

9.5	Transfers to Competitors	15
9.6	Termination	16

Article 10. Amendment, Modification, and Termination		16
10.1	Amendment, Modification, and Termination	16
10.2	Awards Previously Granted	16

Article 11. Withholding		16
11.1	Required Withholding.	16
11.2	Notification under Code Section 83(b).	17

Article 12. Additional Provisions		17
12.1	Successors	17
12.2	Severability	17
12.3	Requirements of Law.	17
12.4	Securities Law Compliance	17
12.5	No Rights as a Stockholder.	18
12.6	Nature of Payments.	18
12.7	Non-Exclusivity of Plan	18
12.8	Governing Law	18
12.9	Share Certificates.	18
12.10	Unfunded Status of Awards; Creation of Trusts	19
12.11	Affiliation.	19
12.12	Participation	19
12.13	Construction.	19
12.14	Headings.	19
12.15	Obligations.	19
12.16	Stockholder Approval	19

ACCELERATED PHARMA, INC.
2015 STOCK INCENTIVE PLAN

Article 11.

Effective Date; Objectives and Duration

Effective Date of the Plan. Accelerated Phanna, Inc., a Delaware corporation (the "Company"), hereby establishes the Accelerated Pharma, Inc. 2015 Stock Incentive Plan (the "Plan") as set forth herein effective April       , 20:5 ("Effective Date"), subject to approval by the Company's stockholders.

Ob1ectives of the Plan. The Plan is intended (a) to allow selected employees and officers of and consultants to the Company and certain of its affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its affiliates in attracting new employees, officers and consultants and retaining existing employees, officers and consultants, (b) to optimize the profitability and growth of the Company and its affiliates through incentives which are consistent with the Company's goals, (c) to provide Grantees with an incentive for excellence in individual performance, (d) to promote teamwork among employees, officers, consultants and non-employee directors, and (e) to attract and retain highly qualified persons to serve as non-employee directors and to promote ownership by such non-employee directors of a greater proprietary interest in the Company, thereby aligning such non-employee directors' interests in ore close:), with the interests of the Company's stockholders.

:.3 Duration of the Plan, The Plan shall commence on the Effective Date and snail remain in effect, subject to the right of the Board of Directors of the Company ("Board") to amend or terminate the Plan at any time pursuant to Article :0 hereof, until the tenth anniversary of the Effective Date of the Plan, or the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions On al: Restricted Stock granted under the Plan shah have lapsed, according to the Plan's provisions. The termination of the Plan shall not adversely affect any Awards outstanding on the date of termination.

Article 2.
Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

"Affiliate" means any entity, whether now or hereafter existing., which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "COHITOI" shall mean ownersh of 50% or more of the total combined voting power or value of a:l c:asses of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

"Award" means Options (including Non-qualified Stock Options and Incentive Stock Options), Restricted Shares, or Stock Appreciation Rights granted under the Plan.

"2.3        "Award Aa-reement" means the written agreement by which an Award shall be evidenced,

2.4          "Board :cans the Board of Directors of the Company.

2.5          "Cause" means, except as otherwise defined in an Award Agreement:

(a)           the commission of any act by a Grantee constituting financial dishonesty against the Company or any of its Affiliates, which could be chargeable as a crime under applicable law;

(b)           an act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, would: (i) materially adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (ii) expose the Company or any of its Affiliates to a risk of civil or criminal legal damages, liabilities or penalties;

(c)           the repeated failure to follow the directives of the Board or the chief executive officer of the Company or any of its Affiliates,

(d)           any material misconduct in violation of the Company's or an Affiliate's policies, or

(e)           willful and deliberate non-performance of the Grantee's duties in connection with the business affairs of the Company or its Affiliates.

2.6          "Code" means the Internal Revenue Code of 1986 (and any successor Internal Revenue

Code), as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.7          "Committee" has the meaning set forth in Section 3.1.

2.8          "Common Stock" means the Common Stock, par value $.00001 per share, of the

Company.

2.9          "Disability" means a disability within the meaning of Section 409A(a)(2)(C) of the Code.

2.10        "Eligible Person" means any employee (including any officer) or non-employee director of, or non-employee consultant to, the Company or any Subsidiary. Solely for purposes of Section 5.5(b), the term Eligible Employee includes any current or former employee or non-employee director of, or consultant to, an Acquired Entity (as defined in Section 5.5(b)) who holds Acquired Entity Awards (as defined in Section 5.5(b)) immediately prior to the Acquisition Date (as defined in Section 5.5(b)).

2.11        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.12        "Fair Market Value" means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, unless otherwise determined in the good faith discretion of the Committee, as of any date, (i) the closing price on the date of determination reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table) (or, if no sale of Shares was reported for such date, on the most recent trading day prior to such date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the closing sales price of the Shares on such other national exchange on which the Shares are principally traded, or as reported by the National Market System, or similar organization, as reported in the appropriate table or listing contained in The Wall Street Journal, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) pursuant to Treasury Regulation Section 1.409A-1(b)(5)(iv).

2.13        "Grant Date" means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.14        "Grant Price" means the price per Share established by the Committee and set forth in a SAR granted pursuant to Article 8.

2.15        "Grantee" means a person who has been granted an Award.

2.16        "Holder" means, a Person holding any Shares pursuant to an Award made under this Plan, including the Grantee, any beneficiary of a deceased Grantee and any Permitted Transferee (as described in Section 5.4(c)).

2.17        "Immediate Family" has the meaning set forth in Section 5.4(c).

2.18        "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code.

2.19        "including" or "includes" means "including, without limitation," or "includes, without limitation," respectively.

2.20        "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

2.21        "Option" means an option to purchase Shares at the Option Price per Share set forth in an Award Agreement granted under Article 6 of the Plan.

2.22        "Option Price" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.23        "Option Term" means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

2.24        "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Award, each of the corporations other than the employer corporation owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.25        "Period of Restriction" means the period during which Restricted Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.26        "Permitted Transferee" has the meaning set forth in Section 5.4(c).

2.27        "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.23        "Restricted Shares" means Shares that are both subject to forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.99        "Rule 16b-3" means Rule 16b-3 promulgated by the SEC undo' the Exchange Act, as amended from time to time, together with any successor rule.

2.30        "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

2.31        "Section 16 Non-Employee Director" means a member of the Board who satisfies the requirements to qualify as a "non-employee director" under Rule 16b-3.

2.32        "Section 16 Person" means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.33        "Share" means a share of Common Stock, and such other securities of the Company or Surviving Company as may be substituted for Shares pursuant to Section 4.2 hereof.

2.34        "SAR Term" means the period beginning on the Grant Date of a SAR and ending on the date such •AR expires, terminates or is cancelled.

2.35        "Stock Appreciation Right" or "SAR" means a right granted to an Eligible Person pursuant to Article S to receive, upon exercise by the Grantee, an amount equal to the number of Shares with respect to which the SAR is granted multiplied by the excess of (i) the Fair Market Value of one Share on the date of exercise, over (i1,) the Grant Price of the right as specified by the Committee.

2.36        "Subsidiarf means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting- of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.37        "Surviving Company" means the Company or the surviving corporation in any merger or consolidation, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a sae of substantially all of the outstanding stock of the Company.

2.38        "Ten Percent Owner" means a person who as of the Grant Date with respect to an Incentive Stock Option owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Parent or Subsidiary.

7.39        "Termination of Affiliation" occurs on the first day on which an individual is for any reason no longer providing services to the Company or an Affiliate in the capacity of an employee, officer, consultant or non-employee director, including by reason of any transaction that causes each Affiliate for whom the individual performs services to cease to be an Affiliate of the Company.

Article 3.
Administration

3.:           Committee. Subject to Section 3.2, the Plan shall be administered by a committee ("Committee") comprised of two or more directors who may be appointed by the Board from time to time and may be removed by the Board from time to time, Notwithstanding the foregoing, for purposes of Awards to non-employee directors or if a Committee has not been appointed, "Committee" shall mean the full Board. In the event that the Company or any Parent has a class of securities that is registered under Section 12 of the Exchange Act, the Committee shall be comprised of tWO or more directors of the Company, all of whom qualify as Section 16 Non-Employee Directors. The number of members of the Committee may from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3.

3.2          Powers of Committee. Subject to and consistent with the provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

(a)           to determine when, to whom and in what types and amounts Awards should be granted;

(b)           to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award (including the number of Shares to which an Award will relate, any Option Price, Grant Price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisabi:ity or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c)           to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(d)           to determine the Option Term and the SAP. Term;

(e)           to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

(f)           to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exerc,isability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time or to extend the period subsequent to the Termination of Affiliation within which an Award inay be exercised;

(g)           to offer to exchange or buy out any previously granted Award for a payment cash, Shares or other Award;

(h)          to construe and interpret the Plan and to make all determinations, including, factual determinations, necessary or advisable for the administration of the Plan;

(i)           to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(j)          to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(k)         to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to change the Option Price or to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Plan or Award Agreement specifically permits amendment without consent;

(1)           to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(r)           to impose such additional terms and conditions upon the grant; exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(n)           to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to chances in applicable laws; regulations or accounting principles;

(0)           to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations; and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(13)        to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders; except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Section 5.6(c)).

Article 4.
Shares Subject to the Plan

4.1          Number of Shares Available for Grants. The Plan authorizes the issuance of 184,940 Shares subject to adjustments in accordance with Section 4.2.

Only Shares actually issued shall be charged against the Shares authorized for issuance under the Plan. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto ("Returned Shares"), such Returned Shares, shall again be available for grant under the Plan.

The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares to which an Award relates pursuant to the Plan.

Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2          Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change of Control.

(a)         Adiustment in Authorized Shares and Awards. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Option Price or Grant Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, and (iv) the number and kind of Shares of outstanding Restricted Shares or relating to any other outstanding Award in connection with which Shares are subject; provided, in each case, that with respect to Stock Options and SARs, no such adjustment shall be authorized to the extent that such adjustment would cause the Option or SAR (determined as if such Option or SAR was an Incentive Stock Option) to violate Section 424(a) of the Code or otherwise subject any Grantee to taxation under Section 409A of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b)         Merger, Consolidation or Similar Corporate Transaction. In the event of a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the stock of the Company (a "Corporate Transaction"), unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, such Award shall be vested and non-forfeitable and any conditions on such Award shall lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable. If an Award becomes exercisable or non-forfeitable in lieu of assumption or replacement by the Surviving Company in a Corporate Transaction, the Committee may either (i) allow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of the transactions and cancel any outstanding Awards that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all outstanding Awards of Options and SARs in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the Grantee would have received (net of the Option Price and/or Grant Price) if such Options and SARs were fully vested and exercised immediately prior to the consummation of the Corporate Transaction. Notwithstanding the foregoing, if an Option or SAR is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Option Price with respect to any outstanding Option or the Grant Price with respect to any outstanding SAP, exceeds the Pair Market Value of the Shares immediately prior to the consummation of the Corporation Transactions, such Awards shall be cancelled without any payment to the Grantee.

(c)         :Licuidation or Dissolution of the Con:par.-v. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. Additionally, the Committee may, in the exercise of its sole discretion, cause Awards to be vested and non-forfeitable and cause any conditions on any such Award to lapse, as to all or any part of such Award, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable and abow all Grantees to exercise such Awards of Options and SARs within a reasonable period prior to the consummation of such proposed action. Any Awards that remain unexercised upon consummation of such proposed action shall be cancelled.

Article 5.
Eligibility and General Conditions of Awards

5.1         Eliaibilitv. The Committee may in its discretion grant Awards to any Eligible Person; \Nil:ether or not he or she has previously received an Award.

5.2         Award Aarreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3         General Terms and Termination of Affiliation. Except as provided in an Award Agreement or as otherwise provided below in this Section 5.3, all Options or SARs that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, at the time of a Termination of Affiliation shall be forfeited to the Company.

(a)           Options and SiM:s. Except as otherwise provided in an Award Agreement:

(i)	If Termination of Affiliation occurs for a reason other than death, Disability or Cause, Options and SARs which were vested and exercisable immediately before such Termination of Affiliation shall remain exercisable for a period ending ninety (90) days following such Termination of Affiliation (but not later than the expiration of the Option Term or SAR Term, as applicable) and shall then terminate.

(ii)	if Termination of Affiliation occurs by reason of death or Disability, Options and SARs which were vested and exercisable immediately before such Termination of Affiliation shall remain exercisable for a period ending one (1) year following such Termination of Affiliation (but not later than the expiration of the Option Term or SAR Term, as applicable) and shall then terminate.

(b)           Restricted Shares. Except as otherwise provided in an Award Agreement, if Termination of Affiliation occurs for any reason, all Restricted Shares that are unvested or still subject to restrictions shall be forfeited by the Grantee and reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(c)           Leaves of Absence.

(I)	Unless the Committee provides otherwise, vesting of Options granted hereunder to officers and directors shall be suspended during any unpaid leave of absence.

(ii)	An Eligible Person shall not cease to be an Eligible Person in the case of (A) any leave of absence approved by the Company or one of its Affiliates or (B) transfers between locations of the Company or between the Company, its Affiliates.

(iii)	Notwithstanding the foregoing, no such leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or any of its Affiliates is not so guaranteed, the Grantee's Termination of Affiliation will occur on the ninety-first (91s1) day after such leave commences, unless the Grantee resumes active service prior to that date.

(d)          Change in Employment Status. Ninety (90) days after a Grantee ceases to be an employee of the Company and all Parents and Subsidiaries without having had a Termination of Affiliation, any Incentive Stock Option granted to such Grantee shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-qualified Stock Option.

(e)          Waiver by Committee. Notwithstanding the foregoing provisions of this Section 5.3, the Committee may in its sole discretion as to all or part of any Option or SAR as to any Grantee, at the time the Award is granted or thereafter, determine that such Options or SARs shall become exercisable or vested upon a Termination of Affiliation, determine that the Options or SARs shall continue to become exercisable or vested in full or in installments after Termination of Affiliation, extend the period for exercise of Options or SARs following Termination of Affiliation (but not beyond the earlier of ten (10) years from the date of grant of the Option or SAR or the end of the original Option Term or SAR Term). In addition, the Committee may in its sole discretion at any time prior to the forfeiture of any Restricted Shares granted to a Grantee, cause the forfeiture restrictions with respect to all or any portion of such Grantee's Restricted Shares to lapse and become fully vested and nonforfeitable.

5.4          Nontransferabilitv of Awards.

(a)           Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee's lifetime, or, if permissible under applicable law, by the Grantee's guardian or legal representative.

(b)           No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee's death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)           Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Awards other than Incentive Stock Options, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a "Permitted Transferee" in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the "Immediate Family" of a Grantee means the Grantee's spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews or the spouse of any of the foregoing individuals. Such Award may be exercised by such transferee in accordance with the terms of such Award. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

5.5          Stand-Alone and Substitute Awards.

(a)           Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in substitution for any other Award granted under the Plan or any award or benefit granted by the Company or any Affiliate under any other plan, program, arrangement, contract or agreement (a "Non-Plan Award"). If an Award is granted in substitution for another Award or any Non-Plan Award, the Committee shall require the surrender of such other Award or Non-Plan Award in consideration for the grant of the new Award.

(b)           The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan ("Substitute Awards") in substitution for stock and stock-based awards ("Acquired Entity Awards") held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the "Acquired Entity") with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition ("Acquisition Date") in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations under Sections 6.3 and 8.3 with respect to Option Prices and Grant Prices for SARs, shall not apply to Substitute Awards granted under this subsection (b).

5.6         Compliance with Rule 16b-3. The provisions of this Section 5.6 will not apply unless the Company or any Parent has a class of stock that is registered under Section 12 of the Exchange Act.

(a)           Six-Month Holding Period Advice. Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid Meaning liability under Section 16(b): (1) at least six (6) months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six (6) months from the date of grant of an Award,

(b)           Reformation to Comply with Exchanae Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 166-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule :65-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 165-3.

(c)           Rule 165-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or ally Affiliate, the Company's independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

Article 6.
Stock Options

6.1           Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2           Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Tenn (not to exceed ten (10) years from its Grant Date), the number of Shares to which the Option pertains, the time Cr times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3           Option Price. The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, but in no case shall the Option Price be less than 100% of the Fair Market Value of a Share on the Grant Date.

6.4           Grant of Incentive Stock Options, At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a)         shall be granted only to an employee of the Company or a Subsidiary;

(b)         shall, if granted to Ten Percent Owner, have an Option Price not less than :10% of the Fair Market Value of a Share on its Grant Date;

(c)         shall have an Option Term of not more than ten (10) years (five years if the Grantee is a TOD Percent Owner) From its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d)         shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee's employer or any Parent or Subsidiary ("Other Plans")) are exercisable for the first time by such Grantee during any calendar year ("Current Grant"), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 limit");

shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the First time during a calendar year ("Prior Grants") would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f)         shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) ("Disqualifying Disposition"), within 10 days of such a Disqualifying Disposition;

(g)         shall by its tUMIS not he assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate M writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee's death; and

(h)         shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (c) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the Foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before Me exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.5          Payment. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting Forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a)           cash, personal check or wire transfer;

(b)           Shares previously owned by the Grantee, valued at their Fair Market Value on the date of exercise;

(c)           with the approval of the Committee, Restricted Shares held by the Grantee immediately prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise;

(d)           with the approval of the Committee, the Shares acquired upon the exercise of such Option, each such Share valued at the Fair Market Value of a Share on the date of exercise; or

(e)           subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state; local or foreign withholding taxes payable by Grantee by reason of'such exercise.

[fan)' Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price; a number of Shares acquired on exercise of the Option equal to the number ofTenderecl Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

At the discretion of the Committee and subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), the Company inay loan a Grantee all or any portion of the amount payable by the Grantee to the Company upon exercise of the Option. Such loan will be provided pursuant to a promissory note which provides for a reasonable rate of interest.

Article 7.
Restricted Shares

7.1           Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time; may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

7.2           Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement or specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws.

7.3           Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares.

7.1           Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value per Share on the date of forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical following the date of the event causing the forfeiture. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or riot the Grantee accepts the Company's tender of payment for such Restricted Shares.

7.5           Escrow; I.Ligends. The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

Article 8.
Stock Appreciation Rights

8.1          Issuance. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

8.2          Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee; provided that no SAR grant shall have an SAR Term of more than ten (10) years from the date of grant of the SAR.

8.3          Grant Price. The Grant Price of a SAR shall be determined by the Committee in its sole discretion; provided that the Grant Price shall not be less than 100% of the Fair Market Value of a Share on the date of the grant of the SAR.

8.4          Exercise and Payment. Upon the exercise of a SAR, the Grantee shall be entitled to receive a payment in an amount equal to the product of number of Shares for which the SAR is then being exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date of exercise of SARs over (ii) the Grant Price of the SARs. SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. The Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

8.5          Grant Limitations. The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee's sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.

Article 9.
Right of First Refusal; Company Repurchase Rights

9.1          Right of First Refusal. In the event that a Holder desires at any time to sell or otherwise transfer all or any part of the Shares issued under this Plan then held by such Holder, the Holder first shall give written notice to the Company of his intention to make such transfer. Such notice shall state the number of Shares which the Holder proposes to sell (the "Offered Shares"), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Holder within the foregoing 30-day period. If the Company or its assigns elect to exercise its purchase rights under this Section 9.1, the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Holder. In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Holder may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Holder's notice. Any Shares purchased by such proposed transferee shall no longer be subject to Article 9 of this Plan and such transferee shall not be considered a Holder hereunder. Any Shares not sold to the proposed transferee shall remain subject to this Article 9 of the Plan. In the event that a Holder is a party to any stock restriction, right of first refusal or similar agreement to which the Company is also a party (an "Alternate Agreement"), the terms of which conflict with the terms of this Section 9.1 with respect to any of the Shares held or acquirable by such Holder, the terms of the Alternate Agreement shall supersede the terms of this Section 9.1.

Enforcement Remedy. Without limitation of any other provision of this Plan or other rights, in the event that a Holder or any other Person is required to sell a Holder's Shares pursuant to the provisions of Section 9.: hereof and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Shares the certificate or certificates evidencing such Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Shares with a bank designated by the Company, or with the Company's independent public accounting firm, as agent or trustee, or in escrow, for such Holder or other Person, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by such Holder as provided above. Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the Person who was required to sell the Shares to be sold pursuant to the provisions of Section 9.1, such Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, such Holder shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

9.3          Lockup Provision. A Holder agrees, if requested by the Company and any undenvriter engaged by the Company, not to sell or otherwise transfer or dispose of any Shares issued under this Plan (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed one hundred eighty (180) days in the case of the Company's initial public offering or ninety (90) days in the case of any other public offering.

9.4          Adjustments for Changes in Capital Structure. If. as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares of the Company's stock, the restrictions contained in this

Article 9 shall apply with equal force to additional and/or substitute securities, if any, received by Holder in exchange for, or by virtue of his or her ownership of such Shares.

9.5          Transfers to Competitors. Notwithstanding anything contained herein to the contrary, no Shares issued under this Plan may be sold or otherwise transferred to a party that is a competitor of the Company without the prior written approval of the Board. Any sale or other purported sale of Shares in violation of this Section 5 shall be null and void.

9.6          Termination. The terms and provisions of Sections 9.1 or 9.6 shall terminate upon the closing of the Company's initial public offering of the Company's Common •Stock or upon consummation of any Sale, in either case as a result of which any shares of Common Stock of the Company, the Surviving Company or any Parent are registered under Section 12 of the Exchange Act and publicly traded on Nasdaq Stock Market Global Market or any national security exchange.

Article 10.
Amendment, Modification, and Termination

10.1        Amendment, Modification and Termination. Subject to Section 10.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company's stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company's stockholders if such stockholder approval is required by any Federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval.

10.2        Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

Article 11.
Withholding

11.1        Required Withholding.

(a)           The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred tu as the "Tax Date"), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare ("FICA") taxes by one or a combination of the following methods:

(i)	payment of an amount in cash equal to the amount to be withheld;

(ii)	delivering part or all of the amount to be withheld in the form of Shares valued at their Fair Market Value on the Tax Date;

(iii)	requesting the Company to withhold from those Shares that would otherwise he received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld;

(iv)	withholding from any compensation otherwise clue to the Grantee; or

(v)	at the discretion of the Committee arid subject to applicable law (including the prohibited loan provisions of Section 102 of the SarbanesOxley Act of 2002), the Company may loan a Grantee all or any portion of the amount to be withheld.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option to be satisfied by withholding Shares upon exercise of such Option pursuant to clause (iii) above shall not exceed the In initnum amount of taxes, including FICA taxes, required to be withheld under federal, slate and local law. An election by a Grantee under this subsection is irrevocable.

Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares or delivery of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy al: tax withholding requirements.

(b)           Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

:1.2         Notification under Code Section 53(b). If the Grantee, in connection with the grant of Restricted Shares, makes the election permitted under Section 53(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within :0 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 12.
Additional Provisions

:2.:          Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

12.2        Severabiiitv. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12,3        Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

:2.4         Securities Law Compliance.

(a)           If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Com—:rtee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or un:ess he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b)          If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

12.5        No Rights as a •Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or pavment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

:2.6         Nature of Payments. Unless othenvise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall othenvise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

12,7        Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

12.3        Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

12.9        Share Certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities :aws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

12.10      Unfunded Status of Awards; Creation of Trusts. The Pan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

12.1:      Affiliation. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee's employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to the Company or any Affiliate.

12.12     Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

12.13     Construction. The following rules of construction will apply to the Plan: (a) the word "or" is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

:2.14      Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text, of this Plan, the text shall control.

12.15     Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee's employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

:2.16      Stockholder Approval. All Awards granted on or after the Effective Date and prior to the date the Company's stockholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company's stockholders.

DATE APPROVED BY THE BOARD OF DIRECTORS:	April______________ 2015

DATE APPROVED BY THE STOCKHOLDERS OF THE COMPANY:	April____,23l5

Schedule 3.1(h)
Balance Sheet

Attached

ACCELERATED PHARMA —Financial Statements

Balance Sheet

	April 14, 2015 (Lmaudited)	December 31, 2014 (unaudited)
ASSETS:
Current Assets:
Cash and Cash Equivalents	229.462.6	525,268.9
Accounts Receivable
Inventory
Prepaid expenses and other current assets
Total Current Assets	229,462.6	525,2E8.9
Property and Equipment. Net	8,735.5
Intangible Assets (Patents, etc)	1.347.727.3	100,000.0
Other Assets
Total Assets	1,585,925.3	625,2E8.9
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts Payable	65,148.4
Accrued Expenses
Warrant Liability
Current Portion of Long-Term Debt
Other Current Liabilities
Total Current Liabilities	65,148.4
Long-term Debt, less current Portion
Other liabilities
Total Liabilities	65,148.4
Shareholders' Equity:
Common stock. no par value:
Authorized Shares— 4,000.000
Issued and outstanding shares—	1,875,000.0	775,250.0
1,000,000 and 1,100.000, at 12/3112014 and
4/14/2015, respectively
Accumulated deficit	(354,223.1)	(74,990.6)
Total Shareholders Equity	1,520,776.9	700,259A
Total Liabilities and Shareholders' Equity	1,585,925.3	700,259.4

MVO: Balance Sheet Ascribes na Value far Watt:nits issuer., to Takkint in connectior In The acquisition imnsaction tar tton CO,, Ye stools regardng Picaplalin.

Schedule 3.1(0

Material Changes; Undisclosed Events, Liabilities or Developments

None.

Schedule 3.1(o)
Intellectual Property

Exclusive Licensed Agreement between Tal:ikut Pharmaceuticals, Inc and Accelerated Pharma, Inc. of June : 7, 2014 and, as amended, December 9, 2014 and as of February :6, 2015, copies of which are attached hereto. In connection with the February 16, 2015 amendment, the Company issued to Tallikut Pharmaceuticals 80,000 shares of common stock, and a warrant for 80,000 shares of common stock.

EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT (this "Agreement") is made as of June 17, 2014 (the "Effective Date") by and between Encarta, Inc., a corporation organized under the laws of Delaware ("Encarta"), and Accelerated Pharma, Inc., a corporation organized under the laws of Delaware (the "Company").

WHEREAS, Encarta owns certain Patent Rights and Technology (each as defined below); and

WHEREAS, the Company desires to obtain a license from Encarta to the Patent Rights and Technology, all on the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1          "Affiliate" shall mean any entity that controls, is controlled by or is under common control with the Company. An entity shall be regarded as in control of another entity for purposes of this definition if it owns or controls fifty percent (50%) or more of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

1.2          "Commercially Reasonable Efforts" shall mean those efforts, activities and measures, which another pharmaceutical company of comparable size as the Company would consider to be commercially reasonable, feasible and viable to be performed, undertaken or made in or under the specific circumstances for its own pharmaceutical products with similar market potential, using prudent scientific and business judgment.

1.3          "Compound" shall mean [SP-4-3]-amminedichloro(2-methylpyridine)platinum (II) and any pro-drug, metabolite, salt, ester, non-covalent complex, chelate, hydrate, and stereoisomer thereof, and any compound generated by modifying the structure thereof so as to optimize its activity.

1.4          "Field" shall mean all fields of use and commercialization.

1.5          "Governmental Authority" shall mean any supranational, national, federal, provincial, state, municipal or local judicial, legislative, executive or regulatory authority, board, commission, agency, body or other governmental authority, instrumentality or regulatory body, including the U.S. Food and Drug Administration ("FDA").

1.6          "Health Registrations" shall mean means all approvals, clearances, authorizations, registrations, certifications, licenses and permits granted by any Healthcare Regulatory Authority with respect to the Compound and Licensed Products, including all investigational new drug applications, new drug applications (NDAs) and abbreviated new drug applications (ANDAs).

1.7          "Healthcare Regulatory Authority" shall mean the FDA, the U.S. Drug Enforcement Administration or any other applicable federal, state, local or foreign Governmental Authority that is concerned with or regulates the marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or medical devices or is concerned with or regulates public health care programs.

1.8          "Health Registration Documentation" shall mean, with respect to a Health Registration, (i) all papers, files and supporting documentation related to such Health Registration, whether or not filed with a Governmental Authority, and (ii) all documents pursuant to, and correspondence about, adverse events and/or adverse reactions directly relating to the Compound and Licensed Products, and (iii) any other documents that are reasonably necessary or appropriate in order to effectuate the filing and maintenance of the applicable Health Registrations, the sale, transfer and assignment, as the case may be, of Encarta.

1.9          "Licensed Product" shall mean any pharmaceutical dosage form that includes Compound as active pharmaceutical ingredient.

1.10        "Licensed Subject Matter" shall mean inventions, discoveries and other subject matter covered by Patent Rights or within the Technology.

1.11        "Material" shall mean polyphenylpropenoid polysaccharide complex and related biological materials covered by the Licensed Subject Matter.

1.12        "Net Sales" shall mean the gross amount invoiced by the Company or an Affiliate for the Sale to a non-Affiliate for Licensed Products (including without limitation, the Sale to any non-Affiliate distributor of Licensed Products), less the following deductions for amounts actually incurred related to such Sale using generally accepted accounting principles in the U.S., or internationally, as appropriate, applied on a consistent basis:

(a)           normal, customary trade discounts (including volume discounts), credits and rebates and adjustments for rejections, recalls or returns;

(b)           sales, use and value-added taxes; or

(9)           freight, shipping and insurance costs charged.

In no event shall any particular amount, identified above, be deducted more than once in calculating Net Sales (i.e., no "double counting" of reductions). If a Licensed Product is sold or transferred for consideration other than cash, the monetary value of such other consideration shall be included in the calculation of Net Sales.

1.13        "Patent Rights" shall mean any and all rights in and to:

(a)           the patents and patent applications listed on Appendix A hereto and any patents issuing therefrom;

(b)           any patent or patent application in any country related to Compound or Product (together with Section 1.10(a), the "Existing Patent Rights"); and

(o)           al: divisions, continuations, continuations-in-part, patents of addition, patents, substitutions, registrations, renewals, reissues, reexaminations, extensions and foreign counterparts :hereof of any kind with respect to any of the Existing Patent Rights.

1.14        "ROW Maor Country" shall mean the United States, Canada, Japan, South Korea, Brazil, United Kingdom, France, Germany, Italy and Spain.

1.15        "Sale" or "Sell" or "Sold" shall mean the transfer or disposition of a Licensed Product for value to a non-Affiliate.

1.16        "Sublicensee" shall mean any non-Affiliate third party to whom the Company has granted a sublicense pursuant to Section 2.3.

1.17        "Sublicense Income" shall mean al: payments received by the Company from its Sublicensees, excluding payments made by a Sublicensce in consideration of the issuance of equity or debt securities of the Company.

1.18        "Technology" shall mean all know-how, procedures, methods, techniques, clinical data, gene expression data, technical data, or other subject matter that is related to Compound or Product.

1.19        "Territory" shall be worldwide.

ARTICLE 2
LICENSE

2.1          Grant. Encarta hereby grants to the Company an exclusive license under the Licensed Subject Matter in the Territory to: (i) make, have made, use, sell, have sold, import, export or othenvise distribute Licensed Products, and (ii) practice any method, process or procedure, and otherwise exploit the 'Licensed Subject Matter; and to have any of the foregoing performed on its behalf by a third party, in each case solely within the Field.

Affiliates. The Company may extend the right and license granted to the Company under Section 2.1 to any Affiliate provided that such Affiliate consents to be bound by the terms of this Agreement to the same extent as the Company. The Company shall be liable for the failure of its Affiliates to comply with the relevant obligations under this Agreement and shall, at its own cost, enforce compliance by its Affiliates r.vith this Agreement.

•ublicenses. The Company and any Affiliate may grant and authorize sublicenses within the scope of the right and license granted to the Company pursuant to this Agreement. Upon termination of this Agreement, any and all existing sublicenses shall survive; provided that such Sublicensees promptly agree in writing to be bound by the terms of this Agreement. The Company shall be liable for the failure of its Sublicensees to comply with the relevant obligations under this Agreement and shall, at its own cost, enforce compliance by its Sublieensees with this Agreement.

ARTICLE 3
PAYMENTS AND REPORTS

3.1          License Fee. Jr. partial consideration of the rights and licenses granted by Encarta to the Company under this Agreement, the Company agrees to make a non-ref.:ridable payment to Encarta of 5600,000 (the "License Fee"), which shall be creditable against Royalties, 5300,000 of which shall be due within thirty (30) days of the Company's obtaining equity financing from non-Affiliates in an aggregate amount of at least 52,000,000 (the "Financing") and 5300,000 of which shall be due within six (6) months from the Financing.

3.7          Royalties. In further consideration of the rights and licenses granted by Encarta to the Company under this Agreement, the Company agrees to pay to Encarta as running royalties equal to twenty percent (20%) of Net Sales.

3.3          Royalty Adiustment for Combination Product. Prior to selling a Licensed Product in combination with another active ingredient or component having independent therapeutic effect or diagnostic utility ("Combination Product"). the parties shall negotiate in good faith and agree to an appropriate adjustment to Net Sales of any Combination Product in accordance with the following guidelines:

(a)           By multiplying the Net Sales of the Combination Product by the fraction AJ(A+B), where A is the average gross selling price, during the royalty paying period in question, of the Licensed Product sold separately, and 3 is the average gross selling price, during the royalty period in question, of the other active ingredients or components included in the Combination Product sold separately; or

(b)           In the event that no such separate sales are made of the Licensed Product or any of the active ingredients or components in such Combination Product during the royalty paying period in cuestion, Net Sales of the Combination Product, for the purposes of determining royalty payments, shall be multiplied by the fraction set forth in clause (a) above where A is the reasonably es-i—ated co—mercial value of the Licensed Product sold separately and B is the reasonably estimated commercial value of the other active ingredients or components sold separately.

Notwithstanding the foregoing, in no event shall Net Sales of any Combination Product be reduced by more than fifty percent (50%) as a result of the application of the formulas set forth in clauses (a) and (b) of this Section 3.3.

3.4          Sublicense Royalties. In further consideration of the rights and licenses granted by Encarta to the Company under this Agreement, the Company agrees to pay to Encarta thirty percent (30%) of any Sublicense Income received front Sublicensees. Payments based on Sublicense Income shall be made to the Company within thirty (30) days following receipt of such Sublicense Income. If the Company receives from any Sublicensee any Sublicense Income in a form other than cash payments, the Company shall pay Encarta the payment required by this Section 3.4 in cash based on the fair market value of such payment as of the date of receipt.

3.5          Milestone Payments. In further consideration of the rights and licenses granted by Encarta to the Company under this Agreement, the Company agrees to pay to Encarta up to an aggregate total of 53,500,000 for the occurrence of certain events. Each payment shall be paid no more than once, the first ' e the event is reached by a Licensed Product in any indication, regardless of the number of times such events are subsequently reached for the first or any subsequent Licensed Product in the sante or any other indication. Each such payment shall be paid by the Company from Sale proceeds, but no later than nine' (90) days from said event. Company shall notify Encarta within one (:) month of the achievement of the events listed below, and the corresponding event payments shall be paid within one (1) month from receipt of an invoice from Encarta, as follows:

First Commercial Sale in the Russian Federation	51,500,000
First Co— ercial Sale in China	51,000,000
First Commercial Sale in ROW Major Country	SI,000,000

3.6          Third Part' Royalties. Royalties due Encarta under this Agreement shall be reduced by fifty percent (50%) of the amount of royalties paid to third parties by the Company in order to make, use or sell Licensed Products, pursuant to agreements entered into in good faith after the date of this Agreement with parties owning or controlling a patent containing patent claims which, but for such agreements, would bar the manufacture, use or sale of a Licensed Product derived from any of the Licensed Subject Matter; provided that the Royalties due Encarta may not be reduced by more than fifty percent (50%).

3.7          Royalty Recorts and Payments. After the first Sale of a Licensed Product or the first grant of a sublicense, the Company shall make quarterly written reports to Encm-ca within sixty (60) days after the end of each calendar quarter, stating in each such report the number, description, and aggregate Net Sales of such Licensed Product Sold during the calendar quarter, and payments received from Sublicensees. Simultaneously with the deliver)? of each such report, the Company shall pay to Encarta the total royalties and sublicense royalties, if any, due to Encarta for the period of such report. If no royalties are due, the Company shall so report.

3.8          Payment Method. All amounts payable under this Agreement shall be made by bank wire transfer of immediately available funds to an account designated by Encarta. All payments hereunder shall be made in U.S. dollars. Any payments or portions thereof due which are not paid on the date such payments are due under this Agreement shall bear interest equal to the lesser of the prime rate as reported by La Salle Bank, Chicago, Illinois, on the date such payment is due or the maximum rate pem-litted by law, calculated on the number of days such payment is delinquent.

3.9          Currency Conversion. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shah be made at an exchange rate equal to the weighted average of the rates of exchange for the curremcy of the country from which the royalty payments are payable as published in The Wall Street Journal, 12.S. Edition, during the calendar quarter to which such payment pertains.

3.10        Records; Insnection. The Company shall keep complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable under this Article 3. Such books and records shall be kept reasonably accessible for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3) year period by a representative or agent of Encarta reasonably acceptable to the Company for the purpose of verifying the royalty statements. Such inspections may be made no more than once each calendar year, at reasonable times mumally agreed by the Company and Encarta. Encarta's representative or agent will be obliged to execute a reasonable confidentiality agreement prior to com—encing any such inspection. Encarta shall bear the costs and expenses of inspections conducted under this Section 3.10, unless a variation or error producing an underpayment in royalties payable exceeding ten percent (10%) of the amount paid for the period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection and any unpaid amounts that are discovered will be paid by the Company, together with interest on such unpaid amounts at the rate specified in Section 3.8.

ARTICLE 4
DEVELOPMENT AND DILIGENCE

4.1          Development. As from Effective Date, the Company shall be fully responsible, at its own expense, for funding and conducting all development and commercialization activities of all indications for the Compound in the Territory.

4.7          Diligence Provisions. The Company shall use Commercially Reasonable Efforts to develop and commercialize the Licensed Subject Matter and the Licensed Products and to meet market demand for the Licensed Products. Without limiting the foregoing, the Company agrees to establish and maintain sufficient resources to be able to develop and commercialize the Licensed Subject Matter and the Licensed Products.

4.3          Development Reports. Until the first commercial Sale of a Licensed Product, the Company shall provide Encarta annually a written report on the status of development of the Licensed Subject Matter and the Licensed Products.

ARTICLE 5
DATA AND REGISTRATIONS

5.1          Data Access. Promptly after the Effective Date, Encarta shall provide to the Company all data, reports, analyses and other information in its possession or control relating to the Licensed Products.

5.7           Registrations. Encarta hereby assigns and transfers all rights, title, and interest in and to all Health Registrations and Health Registration Documentations.

ARTICLE 6
CONFIDENTIALITY

6.1          Confidential Information. Except as provided herein, each party shall maintain in confidence, and shall not use for any purpose or disclose to any third party, information disclosed by the other party in writing and marked "Confidential" or that is disclosed orally and confirmed in writing as confidential within thirty (30) days following such disclosure (collectively, "Confidential Information"). Confidential Information shall not include any information that is:

(a)           already known to the receiving party at the time of disclosure hereunder as shown by written documentation;

(b)           now or hereafter becomes publicly known other than through acts or omissions of the receiving party; or

(c)           is disclosed to the receiving party by a third party under no obligation of confidentiality to the disclosing party.

6.7           Permitted Usage. Notwithstanding the provisions of Section 6.1 above, the receiving party may use or disclose Confidential Information or the disclosing party (a) to the extent necessary to carry out its rights and responsibilities under this Agreement; provided that the Confidential Information is disclosed to a party that is bound by confidentiality and non-use obligations substantially similar to those contained in this Agreement, and (b) in order to comply with applicable governmental regulations and/or to submit information to tax or other governmental authorities; provided that if the receiving party is required by law to make any public disclosures of Confidential Information of the disclosing party, to the extent it may legally do so, it will give reasonable advance notice to the disclosing party of such disclosure and will use its reasonable efforts to secure confidential treatment of Confidential Information prior to its disclosure (whether through protective orders or otherwise).

ARTICLE 7
TERM AND TERMINATION

7.1          Term. Unless terminated earlier pursuant to this Error! Reference source not found., the term of this Agreement shall commence on the Effective Date and continue in full force and effect on a country-by-country basis until (a) the expiration of the last to expire of the Patent Rights covering the Licensed Product in such country, or (b) ten (10) years from the first commercial Sale of the Licensed Product in such country, whichever is later (the "Term"). The Term shall be subject to the adjustment for generic competition as described in Section 7.2.

7.7          Generic Competition: If during a calendar year of the Term in a given country in the Territory one or more generic versions of Licensed Product have entered and subsequently Sales of Licensed Product have declined at least twenty percent (20%) from the level of Sales of Licensed Product achieved in the two consecutive calendar quarters immediately prior to such generic entry, then the royalty rates set forth in this Agreement shall be reduced by twenty-five percent (25%) in that country. If during a calendar year of the Term in a given country in the Territory one or more generic versions of Licensed Product have entered and subsequently Sales of Licensed Product have declined at least fifty percent (50%) from the level of Sales of Licensed Product achieved in the two (2) consecutive calendar quarters immediately prior to such generic entry, then the Company's royalty obligations to Encarta in that country shall be reduced to a minimum of five percent (5%) of Net Sales.

7.3          Termination by Encarta. Encarta shall have the right to terminate this Agreement in the event of: (a) the bankruptcy, insolvency, dissolution, winding up of the Company, or (b) upon Encarta's written notice to the Company after sixty (60) days written notice if (i) subject to the following sentence of this Section 7.3, the Company breaches or defaults on any material obligation under this Agreement; provided that the Company may avoid such termination if (A) it reasonably disputes the occurrence of such breach or default and such Dispute is the subject of dispute resolution pursuant to Section 11.7 or (B) before the end of such ninety (90) day period such breach has been cured; or (ii) the Financing does not occur within six (6) months of the Effective Date. If Encarta terminates this Agreement because the Financing does not occur within six (6) months of the Effective Date, the Company shall, within five (5) Business Days following the Company's receipt of Encarta's notice of termination, make a payment to Encarta of $50,000 to cover Encarta's expenses incurred in connection with this Agreement. Such payment shall be made in accordance with Section 3.8. In the event that any written notice provided by Encarta involves the failure of the Company to comply with its due diligence obligations under Article 4, the Company shall, within ninety (90) days of the Company's receipt of written notice of such failure, provide to Encarta a commercially reasonable alternative plan to diligently commercialize the Licensed Subject Matter, whereupon the parties shall negotiate in good faith revised performance milestones as reflected in such plan, which shall be incorporated in this Agreement by amendment.

7.4          Termination by Company. The Company may terminate this Agreement, in its entirety or in part, at any time by giving Encarta at least sixty (60) days prior written notice. From and after the effective date of a termination under this Section 7.4 with respect to a particular patent or application, such patent and patent application in the particular country shall cease to be within the Patent Rights for all purposes of this Agreement. Upon a termination of this Agreement in its entirety under this Section 7.4, all rights and obligations of the parties shall terminate, except as provided in Section 7.5 below.

7.5          Survival. In the event of expiration or termination of the Agreement:

(a)          the rights of either party against the other accrued or accruing under this Agreement prior to expiration or termination shall survive;

(b)          Article 1, Article 6, Article 7 and Article 10, and Section 3.7 shall survive the expiration and any termination of this Agreement

(c)          any sublicense granted by the Company hereunder shall survive, provided that upon request by Encarta, such Sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement; and

(d)          the Company shall provide Encarta with a written inventory of all Licensed Products that the Company and its Affiliates have in process of manufacture, in use or in stock and the Company and its Affiliates shall have the right to sell or otherwise dispose of such Licensed Products, all subject to the payment to Encarta royalties pursuant to Article 3 hereof.

ARTICLE 8
PATENT PROSECUTION AND ENFORCEMENT

8.1          Prosecution by Company. The Company shall have the right, at its option, to control the preparation, filing, prosecution and maintenance of the Patent Rights.

8.2         Patent Costs. The Company shall be responsible for all expenses for the preparation, filing, and prosecution of all patent applications and maintenance of patents within the Patent Rights.

8.3          Prosecution by Encarta. In the event that the Company elects not to file, prosecute or maintain any patent application or patent within the Patent Rights or pay any fee related thereto, in any country, then Encarta shall have the right, at its option, to control the filing, prosecution and/or maintenance of any such patent application or patent within the Patent Rights at its own expense, in which case the license granted to the Company hereunder with respect to such patent or patent application shall be terminated.

8.4          Notice of Infringement. If Encarta determines that a third party is making, using or selling a product that may infringe the Patent Rights, Encarta shall promptly notify the Company in writing.

8.5          Enforcement by the Company. The Company shall have the first right, at its sole option and using legal counsel of its own choice, to bring suit to enforce the Patent Rights, and/or to defend any declaratory judgment action with respect thereto, in each case with respect to the manufacture, sale or use of a Licensed Product within the Field; provided, however, that the Company shall keep Encarta reasonably informed as to the defense and/or settlement of such action.

Encarta shall have the right to participate in any such action with counsel of its own choice at its own expense. Jr. the event that the Company shall undertake the enforcement of any Patent Rights, the Company may, after notification to Encarta, withhold royalties otherwise due hereunder, and may apply the same toward reimbursement of its reasonable expenses, including reasonable attorney's fees, in connection therewith; provided, however, that the Company may not withhold more than fifty percent (50%) of the royalties that would otherwise be due Encarta in any royalty accounting period. The Company may carry forward such expenses to future royalty accounting periods until its costs and expenses have been fully offset.

3.6          Enforcement by Encarta. In the event the Company elects not to initiate an action to enforce the Patent Rights against infringement by a third party the Field, within one (I) year of a request by Encarta to do so (or within such shorter period which may be required to preserve the legal rights of Encarta under the laws of the relevant government), Encarta may initiate such action at its expense. The Company shall have the right to participate in any such action with counsel of its own choice at its own expense.

3.7          Recoveries. All recoveries received by a party from an action to enforce the Patent Rights shall be firs: applied to reimburse the controlling party's and then the non-controlling party's unreimbursed expenses, including without :imitation, reasonable attorney's fees and court costs. Any remainder shall, to the extent the same pertains to an infringement of the Patent Rights, be divided first, to the Company in reimbursement for lost sales (net of royalties) associated with Licensed Products and to Encarta in reimbursement for lost royalties owing hereunder based on such lost sales; and second, any amounts remaining shall be allocated to the party enforcing such Patent Rights.

8.3          Cooperation. In any suit, action or other proceeding in connection with enforcement and/or defense of the Patent Rights, Encarta shall cooperate fully, including without limitation by joining as a parry plaintiff and executing such documents as the Company may reasonably request. upon the request of and, at the expense of the Company, Encarta shall make available at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens and other similar materials in Enearta's possession.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES

9,1          Mutual Representations and Warranties. Each party represents and warrants to the other that, as of the Effective Date:

(a)          it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)          it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement or. its behalf has been duly authorized to do so by all requisite corporate or partnership action; and

(b)          this Agreement is legally binding upon i:, enforceable in accordance ‘vith its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

9.2          Additional acacia Representations and Warranties. Encarta represents and warrants that, as of the Effective Date:

(a)          linearta is the owner of the entire right, title, and interest in and to the Licensed Subject Matter;

(1))        Encarta has not previously granted any rights in the Licensed Subject Matter that arc inconsistent with the rights and licenses granted to the Company herein; and

(9)         to its knowledge, there are no claims of third parties that would call into question the rights of Encarta to grant to the Company the rights contemplated hereunder.

9.3          Disclaimer. EXCEPT AS PROVIDED IN THIS ARTICLE 9, NEITHER PARTY MAKES ANY WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) \\TI'l I RESPECT TO THE SUBJECT MATTER. I IEREOF, AND ENCARTA SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PART1CUI,AR. PURPOSE, AND ALL WARRANTIES AND CONDITIONS OF THE VALIDITY OF THE LICENSED SUBJECT MATTER OR NONINFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIG If I'S.

ARTICLE 10
GENERAL

10.1        indemnification. The Company shall indemnify and hold harmless each of Enearta and its Affiliates and their respective directors, officers, employees, consultants, agents and successors and assigns of any of the foregoing (each, an "Indemnitee"), from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys' fees incurred by any Indemnitee as a result of any claims, demands, actions, suits or proceedings arising directly or indirectly out of: (a) the practice by the Company of any license granted to it under this Agreement or the practice of any sublicense granted hereunder; (b) the development or commercialization of the Compound, the Licensed Subject Matter or the Licensed Product by the Company or its Affiliates or Sublicensees; (c) the negligence or willful misconduct of the Company or its Affiliates or Sublicensees; or (d) any material breach of any representations, warranties or covenants by the Company under this Agreement.

10.2        Patent Marking. The Company agrees to (a) mark, and require Affiliates and Sublicensees to mark, all Licensed Products sold with (i) the words "Patent Pending" prior to issuance of patents covering the Licensed Product, and following the issuance of one or more patents covering the Licensed Product, with the numbers of the patents; and (ii) the notice "Based on inventions of Tampa Bay Research Encarta" or "Developed by Tampa Bay Research Encarta;" and (b) otherwise conform to patent laws and practices of the country in which such licensed Product is sold.

10.3        filth:pendent Contractors. The relationship of Enearta and the Company established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between Encarta and the Company. Neither party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

10.4        Use of Names. The Company shall not use the name, logo, likeness, trademarks, image or other intellectual property of Encarta for any advertising, marketing, endorsement or any other purposes without the specific prior written consent of an authorized representative of Encarta as to each such use.

10.5        Confidential Terms. Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party, except as required by securities or other applicable laws, to prospective and other investors, to prospective Sublicensees, and such party's accountants, attorneys and other professional advisors.

10.6       Assignment. This Agreement may be assigned by the Company without the prior written consent of Encarta. Encarta may assign its right to receive payments hereunder upon prior written notice to the Company.

10.7        Dispute Resolution.

(a)           Negotiation. The parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement, which relate to either party's rights and/or obligations hereunder ("Disputes"). The parties agree that prior to any arbitration concerning this Agreement, representatives of the Company and Encarta will meet in person or by video-conferencing in a good faith effort to resolve any disputes concerning this Agreement, with the meeting taking place within fifteen (15) days of a written request by either party ("Request for Negotiation").

(b)          Mediation. If the Dispute is not settled by negotiations as set forth in Section 10.6(a) within fifteen (15) days of a Request for Negotiation, the parties shall attempt in good faith to settle the dispute by mediation under the then-current rules of the American Arbitration Association ("AAA"). The neutral third party will be selected from the panel of neutrals of the AAA in accordance with the selection process of the AAA.

(0)          Arbitration. If the Dispute is not settled by mediation as set forth in Section 10.6(b) within sixty (60) days of the initiation of such procedure, or if either party will not participate in a mediation, the dispute shall be settled by arbitration in accordance with the then-current Commercial Rules of Arbitration of the AAA, by a sole arbitrator selected from the AAA panel of neutrals in accordance with its procedure for the selection of arbitrators. The United States Arbitration Act, 9 U.S.0 §1-16, shall govern the arbitration, and any court having jurisdiction thereof may enter judgment upon the award rendered by the arbitrator. The parties agree that any mediation or arbitration shall be held in San Francisco, California.

10.8       Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery, by overnight carrier, by registered or certified mail or by facsimile transmission and shall be addressed as follows:

If to Encarta:	Encarta, Inc.
750 Battery Street, Suite 400
San Francisco, CA 94111
Attention: Brian N. Cunningham, M.D. Phone: (312) 505-0420
Email: brian@baycitycapital.com

with a copy to:	Stradling Yucca Carson & Rauth
660 Newport Center Drive, Suite :600
Newport Beach, CA 92660 Attention: Michael Law:pead Phone: (949) 725-4277

If to the Company:	Email: rnlawhead@sycr.corn

with a copy to:	Accelerated Pharma., Inc. Attn: Michael Fonstein 15W55 SI Street
Barr Ridge, Illinois 60527
Pols:me:1i PC
16: N. Clark Street, Suite 4200
Chicago, IL 606:0
Ann: Teddy C. •Scott, Jr., Ph.D., Esq.

Notices sent by hand delivery shall be deemed effective on the date of hand delivery. Notices sent by overnight carrier shah be deemed effective on the next business day after being placed into the hands of the overnight carrier. Notices sent by registered or certified mail shall be deemed effective on the third business day after being deposited into the post office. Notices sent by facsimile transmission shall be deemed to be effective on day when sent if sent prior to 4:30 p.m. (the time being determined by the time zone of the recipient) otherwise they shah be deemed effective on the next business day.

10.9       Compliance with Law. The Company shah comply with all applicable federa:, state and local laws and regulations in connection with its activities pursuant to this Agreement.

10.10     Cove-r4-0- Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without reference to its principles of conflicts of law.

:0.11      No Waiver. A waiver, express or implied, by either Encarta or the Company of any right under this Agreement or of any failure to perform or breach hereof by the other party hereto shall not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach Hereof by such other party, whether of a similar or dissimilar nature thereto.

10.12     Headings. Headings included herein are for convenience only, do not form a part of this Agreement and shall not be used in any way to construe or interpret this Agreement.

10.13     Severability. If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

10.14     Entire Agreement. This Agreement constimtes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, representations, agreements, and understandings, written or oral, that the parties may have reached with respect to the subject matter hereof No agreements altering or supplementing the terms hereof may be made except by =cans of a written document signed by the duly authorized representatives of each of the parties hereto. It is understood that the Research Agreement is separate and independent from this Agreement and termination of either agreement shall not operate to terminate or otherwise affect the rights and obligations of the parties under the other agreement.

10.15     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement on the dates indicated below.

ENCARTA, INC.		ACCELERATED PHARMA, INC.

By:	-71,28-0 0[1]—&—-e—[4]-)	By:
Name:	t4-9—t4 CA-4-14S- I	Name.
Title:	d'i6-24-r,,, a, j	Title.
Date:		Date:

Agreement is separate and independent from this Agreement and termination of either agreement shall not operate to terminate or otherwise affect the rights and obligations of the parties under the other agreement.

10.15 Counterparts. This Agreement may be executed in counterparts, each of which shall he deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement on the dates indicated below.

EN CA RTA, INC.	ACCELERATED PHA RAM, INC.

By:
Name:	Name:	Michael Fonstein
Title:	Title:	Chief Executive Officer
Date:	Date:	Mlle 17, 201/1

[Intentionally Left Blank]

AMENDMENT #1 TO EXCLUSIVE LICENSE AGREEMENT

THIS AMENDMENT #1 TO EXCLUSIVE LICENSE AGREEMENT (this "Amendment") is made as of the last date of execution below (the "Effective Date") by and between Tallikut Pharmaceuticals, Inc., a corporation organized under the laws of Delaware (as successor-in-interest to Encarta, Inc.) ("Tallikut"), and Accelerated Pharnaa, Inc., a corporation organized under the laws of Delaware (the "Company") (together, the "Parties").

WHEREAS, Tallikut and the Company entered into that certain Exclusive License Agreement dated June 17, 2014 (the "Agreement"); and

WHEREAS, the Parties wish to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

I.            Counterparts. This Amendment may be executed in counterparts with the same effect as if both parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

2.           For all purposes of the Agreement, the term "Encarta" shall be deemed to refer to Tallikut Pharmaceuticals, Inc., a Delaware corporation.

3.1         Section 3.1 is hereby deleted in its entirety and substituted win the following in lieu thereof

"License Fee. In partial consideration of the rights and licenses granted by Tallikut to the Company under this Agreement, the Company agrees to make a non-refundable payment to Tallikut of 8600,000 (the "License Fee"), which shall be creditable against Royalties, 8100,000 of which shall be due on December 31, 20:5; 8200,000 of which shall be due on February 28, 2015; and 8300,000 of which (the "Third License Fee Payment) shall be due within six (6) months of the Company's obtaining equity financing from non-Affiliates in an aggregate amount of at least 52,000,000 (the "Financing"), but no later than AUT,USt 31, 2015."

7.1          Section 7.1 is hereby deleted in its entirety and substituted with the following in lieu thereof

"Term. Unless tenninated earlier pursuant to this Article 7, the term of this Agreement shall commence on the Effective Date and continue in ifull force and effect on a country-by-country basis until (a) the expiration of the last to expire of the Patent Rights covering the Licensed Product in such country, or (b) ten (10) years from the first commercial Sale of the Licensed Product in such country, whichever is later (the "Term"). The Term shall be subject to the adjustment for generic competition as described in Section 7.2."

7,3          Section 7.3 is hereby deleted in its entirety and subs died with the following in lieu thereof.

"Termination by Tallikut. Tallikut shall have the right to terminate this Agreement in the event of: (a) the bankruptcy, insolvency, dissolution, winding up of the Company, or (b) upon Tallikut's written notice to the Company after sixty (60) days written notice if (i) subject to the following sentence of this Section 7.3, the Company breaches or defaults on any material obligation under this Agreement; provided that the Company may avoid such termination if (A) it reasonably disputes the occurrence of such breach or default and such Dispute is the subject of dispute resolution pursuant to Section 11.7 or (B) before the end of such ninety (90) day period such breach has been cured; or (ii) the Company fails to make the Third License Fee Payment by the deadline set forth in Section 3.1. If Tallikmt terminates this Agreement because the Company fails to make the Third License Fee Payment by the deadline set forth in Section 3.1, the Company shall, within five (5) Business Days following the Company's receipt of Tallikut's notice of termination, make a payment to Tallikut of 550,000 to cover Tallikut's expenses incurred in connection with this Agreement. Such payment shall be made in accordance with Section 3.2. In the event that any written notice provided by Tallikut involves the failure of the Company to comply with its due diligence obligations under Article 4, the Company shall, within ninety (90) days of the Company's receipt of written notice of such failure, provide to Tallikut a commercially reasonable alternative plan to diligently commercialize the Licensed Subject Matter, whereupon the parties shall negotiate in good faith revised performance milestones as reflected in such plan, which shall be incorporated in this Agreement by amendment."

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the dates indicated below.

TALLIKUT PHARMACEUTICALS, INC.	ACCELERATED PHARMA, INC.

BY:
Name:	Name:	Michael Fonstein
Title:	Title:	CEO
Date:	Date:	12/8/14

AMENDMENT NO. 2 TO EXCLUSIVE LICENSE AGREEMENT

TT-IIS AMENDMENT NO. 2 TO EXCLUSIVE LICENSE AGREEMENT (this "Amendment") is made as of February 16, 2015 (the "Effective Date") by and between Tailikut Pharmaceuticals, Inc., a corporation organized under the laws of Delaware ("TaIlilcut"), and Accelerated Fharma, Inc., a corporation organized under the laws of Delaware (the "Company") (together, the "Parties").

WHEREAS, Tailikm and the Company entered into that certain Exclusive License Agreement dated :rune. 17, 2014, as amended December 9, 2014 (the "Agreement"); and

WHEREAS, the Parties wish to further amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.           Countermarts. This Amendment may be executed in any number of counterparts with the same effect as if the Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same, instrument.

2.           Amendment to Section 1.12, The first sentence of Section 1.12 is hereby amended to read as follows:

""Net Sales" shall mean the gross amount invoiced by the Company or an Affiliate or a Sublieersee for the Sale to a non-Affiliate for Licensed Products (including without limitation, the Sale to any non-Affiliate distributor of Licensed Products), less the following deductions for amounts actually incurred related to such Sale using generally accepted accounting principles in the U.S., or intemationally, as appropriate, applied on a consistent basis:"

3.           Amendment to Section 3.1. Section 3.: is hereby deleted in its entirely and substituted with the following in lieu thereof:

"3.1           License Fee—Cash and Equity. In partial consideration of the rights and licenses granted by Tallikut to the Company under this Agreement the Company shall (a) make a non-refiapdable payment to Tallikut of S150,000 (the "License Fee"). which shall be creditable against Royalties, $100„000 of which has been paid to Tallikut prior to the Effective Date, and the remaining $50,000 of which shall be due and payable no later than ten (10) business days following the Effective Date; (b) issue to Tallikut :00,000 shares of the Company's Series A Preferred Stock, 50,001 par value per share )("Series A Prefemed Stock"), subject to the terms and conditions set forth in Appendix '9 attached hereto; and (c) issue to Tallilatt a warrant to purchase 80,003 shares of Series A Preferred Stock, subject to the terms and conditions set forth in Appendix B attached hereto."

4.           Amendment to Section 3.2. Section 3.2 is hereby deleted in its entirety and substituted with the following in lieu thereof:

3.2           Royalties. In further consideration of the rights and licenses Granted by TalliJeat to the Company under this Agreement, the Company agrees to pay to TalLiIfut running royalties equa to:

(a)	ten percent (10%) of Net Sales in the calendar year in the U.S.;

(b)	six percent (6%) of the first S100,000;000 of Net Sales in the caiendar year world-wide, excluding the U.S.:

(e)	seven percent (796) of Net Sales in excess of the first $100,000,000 but less than 2400,000,000 in the calendar year world-wide; excluding the U.S.;

(d)	nine percent (994) of Net Sales in excess of the first 5400,000,000 but less than 6'1,000,000,000 in the calendar year world-wide, excluding the U.S.; and

(9)	ten percent (10%) of Net Sales in excess of S1,000,000,000 in the calendar year world-wide, excluding the U.S."

5.           Amendment to Section 3.4. Section 3.4 is hereby deleted in its entirety and substicated with the following in lieu thereof:

"3.4         RESERVED."

6.           Amendment to Section 3.5. Section 3.5 is hereby deleted in its entirety and substituted with the following in lien thereof:

"3,5         Milestone Payments. In further consideration of the rights and licenses granted by Tallilcut to the Company under this Agreement, the Company agrees to pay Taliiltut up to an aggregate total of 56,750,000 upon the occurrence of certain events. Each payment shall be paid no more than once, the first time the event is reached by a Licensed Product in any indication, regardless of the number of times such events are subsequently reached for the firs; or any subsequent Licensed Product in the same or any other indication. Bach such payineat shall be shall be creditable against any royalties owed by the Company to Tallikut under Section 3.2 and shall be paid by the Company from Sale proceeds, but no later than ninety (90) days from said event. The Company shall notify Tallikut within one (1) month of the achievement of the events listed below, and the corresponding event pa,,-mcnts shall be paid within one (1) month from receipt of an invoice from Tillikut, as follows:

I Net Sales by the Company and its Affiliates of $50,000,CC0 In the United States	S2,000,000
Net Sales by the Company and its Affiliates of S100,000,000 in the United States	53,000,300 I
IFirst Commercial Sale in the Russian Federation	37:,0,000
First Commercial Sale in China	3500,000
i First Commercial Sale in ROW Major Country	3500,000,

7.          Acauisition of License Agreement. The Parties shall reasonably cocmerate to negotiate an agreement mutually acceptable to both Parties to effect an assignment to the Company, directly or indirectly, of the rights of Tallikut in that License Ageenten: dated April 2, 2034 between Anon-fled Inc. and Poniard Pharmaceuticals, Inc (previously NeoRX Corporation), as amended.

S.          Genera:. This Amendment modifies and amends the Agreement. If there is a conflict between the errns and conditions set forth in this Amendment and the terms and conditions set forth in the Agreement, the tents and conditions of this Amendment shall prevail. Capitalized tents used but not otherwise defined in this Amendment shall have the meanings given to them in the Agreement. The Agreement shall remain in fitll force and effect as modified and amended by this Amendment,

9.          Cove:mina Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the :aws of the State of Delaware, without reference to its principles of conflicts of law.

[Remainder of Page Intentionally Left Blank; Signature Page Follows;

TWO

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the dates indicated below.

TALLIKLIARMACEUTICALS, INC.		Date: March I , 2015

By:		ACCELERATED PHARMA, INC.

Name:	Fred Craves	By:
Title:	Chairman of the Board	Name:	A cia_eZ /COA -71 7[1]—e ;
		Title:	C.E0
		Date:	/1/afric zo

APPENDIX B
EQUITY TERMS AND CONDITIONS

Series A Preferred Stock:

Generally, Except as specifically noted herein, the rights, preferences and privileges of the Series A Preferred Stock issued to Tallikut hereunder will generally be the same as, and part passu with, any shares of Series A Preferred Stock issued or to be issued by the Company.

Antidilution. If after the Effective Date the Company issues equity securities other than Series A Preferred Stock, or any securities at a pre-money valuation equal to or less than $12,000,000, the conversion price of the shares of Series A Preferred Stock issued to Tallikut hereunder shall be adjusted in accordance with a full ratchet weighted average formula.

Warrant:

Exercise Price. The exercise price of the warrant shall equal sixty-six percent (66%) of the per share purchase price of the Series A Preferred Stock in effect as of the Effective Date.

Term Length. The term length for the warrant shall be five (5) years from the Effective Date. The warrant will be void five (5) years from the Effective Date.

Schedule 3.1(r)
Finder Fees

1.          The Company is obligated to pay Palladium various and significant fees pursuant to the Placement Agent Agreement in connection with the transaction contemplated by the Transaction Documents.

Schedule 3.1(q)

Employment Aareements

None

Schedule 4.5

Use of Proceeds

The Company will use the proceeds of the offering for general working capital